[CONFORMED]












                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                HFS INCORPORATED,

                                 CHRISTEL DeHAAN

                                       and

                     RESORT CONDOMINIUMS INTERNATIONAL, INC.



                                   Dated as of
                                 October 6, 1996





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                               TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I DEFINITIONS AND TERMS............................................  1
      Section 1.1 Certain Definitions......................................  1
      Section 1.2 Other Terms.............................................. 12
      Section 1.3 Other Definitional Provisions............................ 12

ARTICLE II PURCHASE AND SALE OF SHARES..................................... 13
      Section 2.1 Purchase and Sale of the Company Shares and the Seller Affili-
                  ate Shares............................................... 13
      Section 2.2 Purchase and Sale of the Trust Shares.................... 13
      Section 2.3 Conveyance............................................... 13
      Section 2.4 Consideration............................................ 13

ARTICLE III CLOSING........................................................ 14
      Section 3.1 Closing.................................................. 14
      Section 3.2 Estimated Cash Consideration............................. 14
      Section 3.3 Deliveries by Seller and the Company..................... 14
      Section 3.4 Deliveries by Acquiror................................... 15
      Section 3.5 Simultaneous Transactions................................ 16

ARTICLE IV PROCEEDS TO SELLER; ADJUSTMENT; CONTINGENT PAYMENTS..............16
      Section 4.1 Proceeds to Seller....................................... 16
      Section 4.2 Purchase Price Adjustment................................ 17
      Section 4.3 Contingent Payments...................................... 18
      Section 4.4 Acquiror's Right of Offset............................... 24

ARTICLE V RELATED MATTERS.................................................. 24
      Section 5.1 Registration Statement................................... 24
      Section 5.2 Representation on Acquiror Board......................... 24
      Section 5.3 Long-Term Securities..................................... 25
      Section 5.4 Seller Lease............................................. 25
      Section 5.5 Transferred Liquid Securities............................ 25
      Section 5.6 UK Securities............................................ 25

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SELLER AND THE
      COMPANY.............................................................. 26
      Section 6.1 Authority; Binding Effect................................ 26
      Section 6.2 Organization............................................. 27
      Section 6.3 Records.................................................. 28
      Section 6.4 Capitalization........................................... 28
      Section 6.5 No Violation; Consents and Approvals..................... 30

                                                                          PAGE


      Section 6.6 Absence of Litigation.................................... 31
      Section 6.7 Related Party Agreements................................. 31
      Section 6.8 Permits; Compliance with Laws............................ 32
      Section 6.9 Financial Statements/Undisclosed Liabilities/Receivables. 32
      Section 6.10      Absence of Certain Changes or Events............... 34
      Section 6.11      Employee Benefit Plans; ERISA...................... 35
      Section 6.12      Contracts.......................................... 38
      Section 6.13      Environmental Matters.............................. 39
      Section 6.14      Personal Property.................................. 40
      Section 6.15      Real Property...................................... 40
      Section 6.16      Labor Matters...................................... 41
      Section 6.17      Insurance Policies................................. 42
      Section 6.18      Intellectual Property.............................. 42
      Section 6.19      Bank Accounts; Powers of Attorney.................. 43
      Section 6.20      Taxes.............................................. 43
      Section 6.21      Developers/Suppliers............................... 46
      Section 6.22      Acquisition of the Acquiror Common Stock for Investment;
                        Securities Act..................................... 46
      Section 6.23      Timeshare Exchange Business........................ 46

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF ACQUIROR..................... 47
      Section 7.1 Authority; Binding Effect................................ 47
      Section 7.2 Organization............................................. 47
      Section 7.3 SEC Documents and Other Reports.......................... 47
      Section 7.4 Capitalization........................................... 48
      Section 7.5 No Violation; Consents and Approvals..................... 48
      Section 7.6 Acquisition of Shares for Investment..................... 49

ARTICLE VIII COVENANTS..................................................... 49
      Section 8.1 Access to Information; Confidentiality................... 49
      Section 8.2 Conduct of Business...................................... 50
      Section 8.3 Reasonable Best Efforts.................................. 53
      Section 8.4 Consents................................................. 53
      Section 8.5 Antitrust Notification................................... 54
      Section 8.6 No Solicitation.......................................... 54
      Section 8.7 Further Assurances....................................... 54
      Section 8.8 Notification of Certain Matters.......................... 55
      Section 8.9 Certain Tax Matters...................................... 55
      Section 8.10      Intercompany Obligations; Affiliate Agreements..... 60
      Section 8.11      Supplements to Disclosure Schedule................. 61
      Section 8.12      Resignations....................................... 61

                                                                          PAGE


      Section 8.13      Non-Competition.................................... 61
      Section 8.14      Access to Books and Records Following the Closing.. 62
      Section 8.15      Nominee Shareholders............................... 62
      Section 8.16      Amendments to Organizational Documents............. 62

ARTICLE IX CONDITIONS TO CLOSING........................................... 62
      Section 9.1 Mutual Conditions to the Obligations of the Parties...... 62
      Section 9.2 Conditions to the Obligations of Acquiror................ 63
      Section 9.3 Conditions to the Obligations of Seller and the Company.. 64

ARTICLE X INDEMNIFICATION OBLIGATIONS; SURVIVAL............................ 65
      Section 10.1      The Seller's Agreement to Indemnify................ 65
      Section 10.2      Seller's Limitation of Liability................... 65
      Section 10.3      Acquiror's Agreement to Indemnify.................. 66
      Section 10.4      Acquiror's Limitation of Liability................. 66
      Section 10.5      Conditions of Indemnification...................... 67
      Section 10.6      Survival of Representations........................ 68
      Section 10.7      Exclusive Remedy................................... 68

ARTICLE XI TERMINATION..................................................... 68
      Section 11.1      Termination........................................ 68
      Section 11.2      Effect of Termination.............................. 68

ARTICLE XII MISCELLANEOUS.................................................. 69
      Section 12.1      Notices............................................ 69
      Section 12.2      Amendment; Waiver.................................. 70
      Section 12.3      Assignment......................................... 70
      Section 12.4      Entire Agreement................................... 70
      Section 12.5      Fulfillment of Obligations......................... 70
      Section 12.6      Parties in Interest................................ 71
      Section 12.7      Expenses........................................... 71
      Section 12.8      Brokers............................................ 71
      Section 12.9      Governing Law; Jurisdiction........................ 71
      Section 12.10     Counterparts....................................... 71
      Section 12.11     Headings........................................... 71
      Section 12.12     Further Assurances................................. 71
      Section 12.13     Specific Performance............................... 72

                            SCHEDULES AND EXHIBITS


Schedule I.................................................Affiliated Entities

Schedule II........................................................EBITDA Test

Schedule III......................................................Members Test

Schedule IV.......................................................Revenue Test

Schedule V...............Capital Expenditures relating to BPR Computer Project

Exhibit A........................................Registration Rights Agreement

Exhibit B..............................................Seller Lease Term Sheet

Exhibit C.........................................Form of Seller Legal Opinion

Exhibit D.......................................Form of Acquiror Legal Opinion

     STOCK PURCHASE AGREEMENT, dated as of October 6, 1996, by and among HFS Incorporated, a Delaware corporation ("Acquiror"), Ms. Christel DeHaan, an individual resident of the State of Indiana ("Seller"), and Resort Condominiums International, Inc., an Indiana corporation (the "Company").


                              W I T N E S S E T H :

     WHEREAS, Seller is the record and beneficial owner of all of the issued and outstanding shares of common stock, without par value, of the Company (the "Company Shares") and, except as otherwise noted on Schedule I hereto, is the record and beneficial owner, directly or indirectly, of all of the issued and outstanding shares (the "Seller Affiliate Shares") of capital stock of the Affiliated Entities (as hereinafter defined);

     WHEREAS, Acquiror desires to acquire from Seller and Seller desires to sell to Acquiror the Company and each of the Affiliated Entities through a purchase of all of the Company Shares and the Seller Affiliate Shares from Seller (the "Stock Purchase"), each on the terms and subject to the conditions contained herein; and

     WHEREAS, the respective Board of Directors of each of the Company and Acquiror has approved this Agreement and the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the mutual covenants and undertak- ings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND TERMS

     Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

            "Acquiror" shall have the meaning set forth in the recitals hereto.

     "Acquiror Borrowing Rate" shall mean Acquiror's average weighted cost of debt capital.

     "Acquiror Claims" shall have the meaning set forth in Section 10.3 hereof.

     "Acquiror Common Stock" shall mean the common stock, par value $.01 per share, of Acquiror.

     "Acquiror Group" shall have the meaning set forth in Section 10.1 hereof.

     "Acquiror SEC Documents" shall have the meaning set forth in Section 7.3 hereof.

     "Acquiror Subsidiary" shall mean a wholly owned subsidiary of Acquiror that shall issue the Preferred Stock pursuant to Section 5.6 hereof.

     "Acquiror Taxes" shall have the meaning set forth in Section 8.9(e)(iii) hereof.

     "Adjustment Cash" shall mean the amount, if any, by which the Realizable Value of the Liquid Securities plus the Book Value of the Long-Term Securities (before giving effect to any Bonus Payments), each as set forth on the Closing Statement, exceeds the sum of $280,000,000 plus the amount of the UK Taxes; provided, however, that in no event shall the amount of the Adjustment Cash exceed $10,000,000.

     "Affiliate" shall mean, as to any Person (as hereinafter defined), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

     "Affiliate Agreements" shall have the meaning set forth in Section 8.10(b) hereof.

     "Affiliate Shares" shall mean the Company Affiliate Shares, the Seller Affiliate Shares and the equity interests of Persons other than Seller in the Affiliated Entities.

     "Affiliated  Entities"  shall mean the  Affiliates of the Company listed on
Schedule I hereto, which entities include the Combined Entities (other than Resort Capital Corporation) and the Related Entities.

     "Aggregate Purchase Price" shall mean the sum of the Cash Consideration, the Common Stock Consideration and the Contingent Payments, if any, paid to Seller.

     "Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

     "Balance Sheet" shall have the meaning set forth in Section 6.9(a) hereof.

     "Base Amount" shall have the meaning set forth in Section 4.1(a)(i) hereof.

     "Bonus Payments" shall mean all bonus or similar payments payable by the Company or any of the Affiliated Entities to any director, officer, employee or consultant subsequent to the date of this Agreement.

     "BPR Computer Project" shall mean the Business Process Reengineering and Information Architecture programs of the Company.

     "Book Value" shall mean, with respect to Long-Term Securities, the book value of such Long-Term Securities, as to Long-Term Securities owned as of the date of the Balance Sheet, as reflected on the Balance Sheet and, as to Long-Term Securities acquired after the date of the Balance Sheet, as determined in a manner consistent with the Financial Statements, net of all applicable reserves. As to the Book Value of the RCC Stock, such Book Value shall be the book value of RCI's 49% investment in RCC (approximately $1.1 million).

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by law or executive order to close.

     "Cash and Equivalents" shall mean cash and cash equivalents of the Company and the Affiliated Entities, including, without limitation, the proceeds of any liquidation of all or a portion of the Liquid Securities, held by the Company or any of the Affiliated Entities.

     "Cash Consideration" shall have the meaning set forth in Section 4.1(a)(i) hereof.

     "Claims" shall have the meaning set forth in Section 10.3 hereof.

     "Closing" shall mean the closing of the transactions contemplated by this Agreement, as provided for in Section 3.1 hereof.

     "Closing  Cash  Amount"  shall have the  meaning  set forth in Section  4.2 hereof.

     "Closing Date" shall have the meaning set forth in Section 3.1 hereof.

     "Closing Statement" shall have the meaning set forth in Section 4.2(a) hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Combined Entities" shall mean the Affiliates of the Company engaged in the Timeshare Exchange Business and included in the Financial Statements, as listed on Schedule I hereto.

     "Common Stock Consideration" shall have the meaning set forth in Section 4.1(a)(ii) hereof.

     "Company" shall have the meaning set forth in the recitals hereto.

     "Company Affiliate Shares" shall mean the shares of common stock of the Affiliated Entities held by the Company.

     "Company Shares" shall have the meaning set forth in the recitals hereto.

     "Competition Laws" shall mean foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other foreign laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopoliza- tion, lessening of competition or restraint of trade, including, without limitation, the Investment Canada Act and the Canadian Competition Act.

     "Compliance Costs" shall have the meaning set forth in Section 5.6(b) hereof.

     "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated July 24, 1996, between Acquiror and the Company.

     "Consents" shall have the meaning set forth in Section 6.5(c) hereof.

     "Contingent Payment" shall have the meaning set forth in Section 4.3(a) hereof.

     "Contracts" shall have the meaning set forth in Section 6.12(b) hereof.

     "Damages" shall have the meaning set forth in Section 10.1 hereof.

     "Developer Contracts" shall have the meaning set forth in Section 6.12(b) hereof.

     "Earnings Baseline" shall mean EBITDA (as hereinafter defined) of the Timeshare Exchange Business for the fiscal year ended December 31, 1996, as reflected in the audited financial statements for such fiscal year of the Timeshare Exchange Business.

     "Earn-Out Period" shall mean the period commencing on the Closing Date and ending on December 31, 2001.

     "Earn-Out Schedule" shall have the meaning set forth in Section 4.3(a) hereof.

     "EBITDA" shall mean, for any period, the sum of the amounts for such period of (a) net income, as adjusted for any expensed portion of the BPR Computer Project, plus

     (b) to the extent net income is reduced thereby, (i) all charges for amortization of intangibles and depreciation, (ii) interest expense, (iii) income tax expense and (iv) extraordinary losses, minus (c) interest income, extraordinary gains (net of taxes), in each case, as reflected in the audited financial statements for such period of the Timeshare Exchange Business (prepared in accordance with GAAP).

     "EBITDA Test" shall mean the standard under which EBITDA Payments will be made under Section 4.3(c) hereof.

     "Elections" shall have the meaning set forth in Section 8.9(b)(i) hereof.

     "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by the Seller, the Company or any Affiliated Entity, or (b) circumstances forming the basis of any violation of any Environmental Law.

     "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorpo- rated) that together with the Company would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

     "ERISA Plans" shall have the meaning set forth in Section 6.11(a) hereof.

     "Estimated Cash Consideration"  shall have the meaning set forth in Section
3.2 hereof.

     "Estimated  Statement"  shall have the  meaning  set forth in  Section  3.2 hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Financial Statements" shall have the meaning set forth in Section 6.9(a) hereof.

     "Foreign Plans" shall have the meaning set forth in Section 6.11(n) hereof.

     "GAAP" shall mean United States generally accepted accounting principles and practices in effect from time to time as consistently applied.

     "Governmental Authority" shall have the meaning set forth in Section 6.5(c) hereof.

     "Hazardous Materials" shall mean all materials regulated by law as capable of causing harm or injury to human health or the environment, including (a) Hazardous Sub- stances (as hereinafter defined), (b) friable asbestos containing material, (c) polychlorinated biphenyls, (d) highly toxic materials as defined by OSHA in 29 C.F.R. Para. 1910.1200, (e) radioactive materials and (f) all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Para. 300.5, or defined as such by, or regulated as such under, any Environmental Law.

     "Hazardous Substances" shall mean any hazardous substances within the meaning of Section 101(14) of CERCLA, 42 U.S.C. Para. 9601(14), or any pollutant or constituent that is regulated under any Environmental Law.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indebtedness" of any Person at any date shall include (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person that is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under leases required in accordance with GAAP to be capitalized on a balance sheet of the lessee, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien (as hereinafter defined) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and
(f) all direct or indirect guarantees of any of the foregoing for the benefit of another Person.

     "Indemnity Credit" shall mean, at any point in time, (a) in the case of Seller's indemnity obligations under Section 8.9(e) hereof, (i) an amount equal to any Adjustment Cash in excess of $5 million, less (ii) the amount by which any Adjustment Cash shall have previously been applied to reduce Seller's indemnity obligations under either Section 8.9 or Section 10.1 hereof and (b) in the case of Seller's indemnity obligations under Section 10.1 hereof, (i) an amount equal to any Adjustment Cash, less (ii) the amount by which any Adjustment Cash shall have previously been applied to reduce Seller's indemnity obligations under either Section 8.9 or Section 10.1 hereof.

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


     "Intellectual Property" shall have the meaning set forth in Section 6.18 hereof.

     "IRS" shall mean the Internal Revenue Service of the United States.

     "Labor Laws" shall have the meaning set forth in Section 6.16 hereof.

     "Laws" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, administrative order or decree, administrative or judicial decision, and any other executive or legislative proclamation.

     "Leased Realty" shall have the meaning set forth in Section 6.15(b) hereof.

            "Leases" shall have the meaning set forth in Section 6.15(c) hereof.

     "Liens" shall mean any lien, encumbrance, security interest, mortgage, pledge, charge, claim, option, right of first refusal or call, or restriction of any kind.

     "Liquidation Costs" shall have the meaning set forth in Section 5.5(b) hereof.

     "Liquid Securities" shall mean (a) Cash and Equivalents and (b) securities of a character that would be treated as "available-for-sale securities", as such term is used in the Financial Statements, held by the Company or any of the Affiliated Entities.

     "Litigation" shall have the meaning set forth in Section 6.6(a) hereof.

     "Long-Term Securities" shall mean (a) collateralized resort mortgage obliga- tions, securitized timeshare receivables, notes issued by or on behalf of developers, related party notes and other securities of a character that would be treated as "held-to-maturity" securities, as such term is used in the Financial Statements, held by the Company or any of the Affiliated Entities, and
(b) the outstanding shares of capital stock of Resort Capital Corporation.

     "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, results of operations, assets, liabilities, net worth, sales, income, prospects, operations or condition (financial or otherwise) of such Person.

     "Material Affiliate" shall mean those Affiliated Entities marked with an asterisk on Schedule-I hereto.

     "Members" shall mean those Persons for whom annual subscription or membership fees shall have been paid for the right to participate in the exchange of vacation ownership interests through the Timeshare Exchange Business. As of any determination date, the aggregate number of Members shall be determined by the independent auditors of the Timeshare Exchange Business using methods consistent with those applied during fiscal 1995.

     "Members Baseline" shall mean the aggregate number of Members as of December 31, 1996, as determined by the independent auditors of the Timeshare Exchange Business.

     "Members Conversion" shall have the meaning set forth in Section 4.3(f) hereof.

     "Members Target Amount" shall mean $62.5 million minus an amount equal to 50% of all Excess EBITDA Payments, if any.

     "Members Test" shall mean the standard under which the Members Payments will be made under Section 4.3(d) hereof.

     "Net Revenue" shall mean, for any period, the sum of (a) the amounts recognized during such period of (i) subscription income, (ii) exchange fees,
(iii) travel and related income, (iv) advertising income, (v) resort related income, (vi) foreign license income, (vii) management fees, (vii) software license fees and other computer related revenues, (viii) consulting fees and
(ix) other items of revenue net of (b) returns, credits and allowances relating to the items referred to in clauses (i)-(ix) above, in each case, as reflected in the audited financial statements of the Timeshare Exchange Business for such period, which are prepared on a basis consistent with the Financial Statements.

            "Net Revenues Test" shall mean the standard under which the Revenue Payments will be made under Section 4.3(e) hereof.

     "1995 Combined Balance Sheet" shall mean the audited combined balance sheet of the Company and the Combined Entities as of December 31, 1995.

     "Nominee Shareholders" shall have the meaning set forth in Section 6.4(i) hereof.

     "Nominee Shares" shall have the meaning set forth in Section 6.4(i) hereof.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Other Contracts" shall have the meaning set forth in Section 6.12(b) hereof.

     "Owned Realty" shall have the meaning set forth in Section 6.15(b) hereof.

     "PBGC" shall have the meaning set forth in Section 6.11(c) hereof.

     "Permits" shall have the meaning set forth in Section 6.8 hereof.

     "Permitted Liens" means (i) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business with respect to liabilities that are not yet due or delinquent, (ii) Liens for Taxes (as hereinafter defined), as- sessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings (for which reserves have been made in the Financial Statements in accordance with GAAP) and
(iii) other imperfections of title or encumbrances, if any, which imperfec-tions of title or other encumbrances, individually or in the aggregate, would not materially detract from the value of the property or asset to which it relates or materially impair the ability of the Company (as hereinafter defined) to use the property or asset to which it relates in substantially the same manner as it was used prior to the Closing Date.

     "Person" shall mean an individual, a corporation, a partnership, an associa- tion, a trust or other entity or organization.

     "Plans" shall have the meaning set forth in Section 6.11(a) hereof.

     "Post-Closing Periods" shall have the meaning set forth in Section 8.9(e)(iii) hereof.

     "Post-Closing   Taxes"   shall  have  the  meaning  set  forth  in  Section
8.9(e)(iii) hereof.

     "Pre-Closing Periods" shall have the meaning set forth in Section 8.9(e)(i) hereof.

     "Pre-Closing Taxes" shall have the meaning set forth in Section 8.9(e)(i) hereof.

     "Preferred Stock" shall have the meaning set forth in Section 5.6 hereof.

     "Prime Rate" shall mean the prime lending rate of interest as published from time to time in The Wall Street Journal.

     "Proposed Adjustments" shall have the meaning set forth in Section 4.3(f) hereof.

     "RCC Stock" shall have the meaning set forth in Section 5.3 hereof.

     "RCI Europe" shall mean RCI Europe Limited.

     "Realizable Value" shall mean (a) with respect to cash, the actual amount of such cash; (b) with respect to securities (other than open-end mutual funds) the fair market value of such securities based upon the last closing sales price on the date of determination of the value of such securities on the principal securities exchange or other market on which such securities are primarily traded and sold; and (c) with respect to securities held through open-end mutual funds, the fair market value of such securities based upon the net asset value per share on the date of redemption of such securities.

     "Registration Rights Agreement" shall have the meaning set forth in Section
5.1 hereof.

     "Related Entities" shall mean the affiliates of the Company engaged in the Timeshare Exchange Business but not included in the Financial Statements, as listed on Schedule I hereto.

     "Related Entity Financial  Statements"  shall have the meaning set forth in
Section 6.9(b) hereof.

     "Related Party Agreements" shall have the meaning set forth in Section 6.7 hereof.

     "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata), or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

     "Revenue Baseline" shall mean the Net Revenue of the Timeshare Exchange Business for the fiscal year ended December 31, 1996, as reflected in the audited financial statements of the Timeshare Exchange Business for such fiscal year.

     "Revenue Target Amount" shall mean $62.5 million minus an amount equal to 50% of all Excess EBITDA Payments, if any.

     "Reviewing Accountants" shall have the meaning set forth in Section 4.2(c) hereof.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Seller" shall have the meaning set forth in the recitals hereto.

     "Seller Affiliate Shares" shall have the meaning set forth in the recitals hereto.

     "Seller Claims" shall have the meaning set forth in Section 10.1 hereof.

     "Seller Disclosure Schedule" shall mean the disclosure schedule being delivered by Seller and the Company concurrently with the execution of this Agreement.

     "Seller Group" shall have the meaning set forth in Section 10.3 hereof.

     "Seller Lease" shall have the meaning set forth in Section 5.4 hereof.

     "Seller Payment Amounts" shall have the meaning set forth in Section 4.4(b) hereof.

     "Seller Tax Returns" shall have the meaning set forth in Section 8.9(c)(i) hereof.

     "Stock Purchase" shall have the meaning set forth in the recitals hereto.

     "Straddle Periods" shall have the meaning set forth in Section 8.9(e)(i) hereof.

     "Straddle Taxes" shall have the meaning set forth in Section 8.9(e)(i) hereof.

     "Structural Change" shall have the meaning set forth in Section 4.3(f) hereof.

     "Structural Change Notice" shall have the meaning set forth in Section 4.3(f) hereof.

     "Tax Basket" shall have the meaning set forth in Section 8.9(e)(i) hereof.

     "Tax Claim" shall have the meaning set forth in Section 8.9(e)(v) hereof.

     "Tax Law" shall mean any Law relating to Taxes.

     "Tax Return" shall mean any return, report, information return or other docu- ment (including any related or supporting information) with respect to Taxes.

     "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign Governmental Authority, includ- ing, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, capital stock, transfer, franchise, payroll, withholding, social security, value added or other taxes, including any interest, penalties or additions attributable thereto.

     "Timeshare Exchange Business" shall mean the worldwide condominium and resort timeshare exchange business, subscription business, travel business, and other businesses conducted by the Company or any of the Affiliated Entities.

     "Transfer Taxes" shall have the meaning set forth in Section 8.9(d) hereof.

     "Transferred Liquid Securities" shall have the meaning set forth in Section
5.5 hereof.

     "Treasury Regulations" shall mean the United States Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as in effect on the date hereof.

     "Trust" shall have the meaning set forth in Section 2.2 hereof.

     "Trust Shares" shall have the meaning set forth in Section 2.2 hereof.

     "UK Cash and Equivalents" shall have the meaning set forth in Section 5.6 hereof.

     "UK Securities" shall have the meaning set forth in Section 5.5 hereof.

     "UK Tax" shall mean the United Kingdom tax incurred by RCI Europe upon the liquidation of the UK Securities in accordance with Section 5.6 hereof related to the gain on the sale of such securities.

     "Unearned EBITDA Payments" shall have the meaning set forth in Section 4.3(f) hereof.

     "Unearned  Net  Revenues  Payments"  shall  have the  meaning  set forth in
Section 4.3 hereof.

     "Updated Information" shall have the meaning set forth in Section 8.11 hereof.

     "WARN Act" shall have the meaning set forth in Section 6.16 hereof.

     Section 1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

     Section 1.3 Other Definitional Provisions.

     (a) As used herein, "knowledge of the Company" shall mean the best knowledge, after due inquiry, of each of (i) Christel DeHaan, (ii) L. Steven Miller, (iii) Bruce J. Bentcover, (iv) William F. McConnell, Jr., (v) Cheryl J. Wendling, (vi) Sandy Bittner, (vii) Kathy Krishnan, (viii) David R. Clifton,
(ix) Gabriel Oropeza, (x) Xavier Gonzalez, (xi) Fredy Dellis, (xii) John Williams, (xiii) Stephen Swordy and (xiv) Martin Briggs.

     (b) The words "hereof", "herein", "hereto", "hereunder" and "herein- after" and words of similar import, when used in this Agreement, shall refer to this Agree- ment as a whole and not to any particular provision of this Agreement.

     (c) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     (d) The term "dollars" and character "$" shall mean United States dollars.

     (e) The word "including" shall mean including, without limitation, and the words "include" and "includes" shall have corresponding meanings.

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

     Section 2.1 Purchase and Sale of the Company Shares and the Seller Affiliate Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Acquiror, and Acquiror shall pur- chase, acquire and accept from Seller, all right, title and interest in and to the Company Shares and the Seller Affiliate Shares, free and clear of any and all Liens.

     Section 2.2 Purchase and Sale of the Trust Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall deliver to Acquiror, and Acquiror shall accept from Seller, all right, title and interest in and to all shares (the "Trust Shares") of any Affiliated Entity owned by the Trust created under the Irrevocable Trust Agreement Of Christel DeHaan For The Benefit Of Kirsten DeHaan, dated March 25, 1993 (the "Trust"), free and clear of any and all Liens.

     Section 2.3 Conveyance. Such sale, conveyance, assignment, transfer and delivery shall be effected by delivery to Acquiror or, at Acquiror's request, to any other designee of Acquiror, of stock certificates representing the Company Shares, the Seller Affiliate Shares and the Trust Shares, duly endorsed or accompanied by stock powers duly executed in blank with appropriate transfer stamps, if any, affixed, and any other documents that are necessary to transfer title to the Company Shares, the Seller Affiliate Shares and the Trust Shares to Acquiror (or any designee of Acquiror), free and clear of any and all Liens.

     Section 2.4 Consideration. In consideration of such sale, conveyance, assignment, transfer and delivery of the Company Shares, the Seller Affiliate Shares and the Trust Shares by Seller (and, in the case of the Trust Shares, the Trust), Acquiror shall pay or cause to be paid to Seller, on behalf of Seller and the Trust, as their respective interests may appear, the Aggregate Purchase Price in accordance with, and subject to the terms and condi- tions of, Article IV hereof.


                                   ARTICLE III

                                     CLOSING

     Section 3.1 Closing. The closing of the Stock Purchase (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, at 10:00 A.M., New York City time, on the second Business Day following the satisfaction or waiver of the conditions precedent specified in Article IX, or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is called the "Closing Date".

     Section 3.2 Estimated Cash Consideration. Two (2) Business Days prior to the Closing Date, the Company shall deliver to Acquiror a statement (the "Estimated State- ment") setting forth its good faith estimate of the Cash Consideration payable by Acquiror in accordance with Section 4.1(a)(i) hereof. Such Estimated Statement shall include in reason- able detail the calculation of
(i) all Bonus Payments to be made as of the Closing Date, (ii) the Realizable Value of any Transferred Liquid Securities as of the Closing Date, (iii) the Realizable Value of the Liquid Securities as of the Closing Date, (iv) the aggregate Book Value of the Long-Term Securities as of the Closing Date and (v) the adjustment to the Purchase Price in accordance with Section 4.2(d)(i) hereof and shall be certified by the Chief Financial Officer of the Company and be reasonably acceptable to Acquiror. The amount of the Cash Consideration, as set forth on the Estimated Statement, shall be referred to herein as the "Estimated Cash Consideration."

     Section 3.3 Deliveries by Seller and the Company. At the Closing, Seller and the Company, as applicable, shall deliver or cause to be delivered to Acquiror and Acquisi- tion, as applicable (unless delivered previously), the following:

     (a) the stock certificate or stock certificates representing the Company Shares, duly endorsed or accompanied by stock powers duly executed in blank with appropri- ate transfer stamps, if any, affixed, and any other documents that are reasonably necessary to transfer title to the Company Shares;

     (b) the stock certificates representing the Seller Affiliate Shares, duly endorsed or accompanied by stock powers duly executed in blank with appropriate transfer stamps, if any, affixed, and any other documents that are reasonably necessary to transfer title to the Seller Affiliate Shares;

     (c) the stock certificate or stock certificates representing the Trust Shares, duly endorsed or accompanied by stock powers duly executed in blank with appropri-
     ate transfer stamps, if any, affixed, and any other documents that are reasonably necessary to transfer title to the Trust Shares;

     (d) the resignations of certain officers and directors of the Company and the Seller Affiliates referred to in Section 8.12 hereof;

     (e) the officer's certificate referred to in Section 9.2(d) hereof;

     (f) the opinion(s) of counsel to Seller referred to in Section 9.2(e) hereof;

     (g) duly executed counterparts of any Consents referred to in Section 9.2(f) hereof;

     (h) the Registration Rights Agreement;

     (i) the Seller Lease; and

     (j) all other documents, certificates, instruments or writings required to be delivered by Seller or the Company at or prior to the Closing pursuant to this Agreement or otherwise reasonably required in connection herewith.

     Section 3.4 Deliveries by Acquiror. At the Closing, Acquiror shall deliver or cause to be delivered to Seller and the Company, as applicable (unless delivered previously), the following:

     (a) a stock certificate or stock certificates representing the shares of Acquiror Common Stock to be delivered to Seller in payment of the Common Stock Consideration, free and clear of any and all Liens, other than the terms of, and bearing the legend referred to in, the Registration Rights Agreement;

     (b) a wire transfer of federal or other immediately available funds to a single account at a bank located in the United States designated at least two
(2) Business Days prior to the Closing Date by Seller in an amount equal to the sum of (i) the Estimated Cash Consideration plus (ii) fifty percent (50%) of the Liquidation Costs plus (iii) fifty percent (50%) of the Compliance Costs;

     (c) the officer's certificate referred to in Section 9.3(c) hereof;

     (d) the opinion of counsel to Acquiror referred to in Section 9.3(d) hereof;

     (e) the Registration Rights Agreement; and

     (f) all other documents, certificates, instruments or writings reasonably required to be delivered by Acquiror at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

     Section 3.5 Simultaneous Transactions. All of the transactions contemplated by this Agreement shall be deemed to occur simultaneously, and no such transaction shall be deemed to have been consummated until all such transactions have been consummated.

                                   ARTICLE IV

               PROCEEDS TO SELLER; ADJUSTMENT; CONTINGENT PAYMENTS

     Section 4.1 Proceeds to Seller.

     (a) Purchase Price. The Aggregate Purchase Price to be paid by Acquiror in respect of the Stock Purchase shall be comprised of the following:

     (i) cash in an amount equal to $550,000,000 (the "Base Amount") less the sum of: (A) the aggregate amount of all Bonus Payments plus (B) an amount equal to the aggregate Book Value of the Long-Term Securities transferred to Seller pursuant to Section 5.3 hereof plus (C) the Realizable Value of any Transferred Liquid Securities transferred to Seller pursuant to Section 5.5 hereof, subject to adjustment as set forth in Section 4.2(d) hereof (the "Cash Consideration");

     (ii) that number of shares of Acquiror's Common Stock (the "Common Stock Consideration") determined by dividing $75,000,000 by the average of the per share closing prices of the Acquiror Common Stock on the NYSE Composite Transaction Reporting System for the 20 consecutive trading days immediately preceding the third trading day prior to the Closing Date; and

     (iii) the amount of the Contingent Payments, if any, payable to Seller in accordance with Section 4.3 hereof.

     (b) Assets Transferred to Seller. At the Closing, the Company or the appropriate Affiliated Entity shall transfer to Seller the following:

     (i) the Long-Term  Securities  (including the RCC Stock) in accordance with
Section 5.3 hereof; and

     (ii) the Transferred Liquid Securities in accordance with Section 5.5 hereof.

            Section 4.2  Purchase Price Adjustment.

     (a) Within forty-five (45) days following the Closing Date, Acquiror shall cause the Company to prepare and deliver to Seller a statement (the "Closing State- ment") setting forth the Cash Consideration determined in accordance with
Section 4.1(a)(i) hereof. Such Closing Statement shall include in reasonable detail the calculation of (i) all Bonus Payments, (ii) the Realizable Value of any Transferred Liquid Securities as of the Closing Date, (iii) the Realizable Value of the Liquid Securities as of the Closing Date, (iv) the aggregate Book Value of the Long-Term Securities as of the Closing Date and (v) the adjustment to the Purchase Price in accordance with Section 4.2(d)(i) hereof.

     (b) If Seller disagrees with all or part of the Closing Statement, Seller may, within ten (10) Business Days after receipt thereof, deliver a written notice to Acquiror setting forth its disagreement. Any such notice of disagreement shall specify in reasonable detail those items or amounts as to which Seller disagrees and the basis of such disagree- ment. If no such notice of disagreement is timely delivered, the Closing Statement shall be final, conclusive and binding on the parties hereto.

     (c) If a notice of disagreement shall be timely delivered by Seller pursuant to Section 4.2(b) hereof, the parties shall, during the ten (10) Business Days following such delivery, use their reasonable best efforts to reach agreement on the disputed items. If such an agreement is reached, the Closing Statement, as so agreed, shall be final and binding on the parties hereto. If the parties are unable to reach such agreement, Price Waterhouse LLP or such other nationally recognized "Big Six" accounting firm on which the parties mutually agree (the "Reviewing Accountants") shall be retained to resolve such dispute. In connection therewith, the Reviewing Accountants shall address only those items or amounts in the Closing Statement as to which Seller has disagreed. The Reviewing Accountants shall deliver to Seller and Acquiror, as promptly as practicable, but in no event later than thirty (30) days after submission of the disputed items, a report setting forth its ad- justments, if any, to the Closing Statement and the calculations supporting such adjustments. Such report shall be final and binding upon the parties hereto and the Closing Statement, as adjusted pursuant to such report, shall be final and binding on the parties hereto. The cost of the Reviewing Accountants' review and report shall be borne equally by Seller and Acquiror.

     (d) Upon finalization of the Closing Statement, either upon acceptance by Seller or, in the event of a dispute, upon agreement of the parties or resolution by the Re- viewing Accountants, the Cash Consideration payable by Acquiror to Seller shall be finally determined as set forth below in this
Section 4.2(d).

     (i) If the sum of the Realizable Value of the Liquid Securities plus the Book Value of the Long-Term Securities (before giving effect to any Bonus Payments), each as set forth on the Closing Statement, is less than the sum of $280,000,000 plus the amount of the UK Taxes, then the Cash Consideration shall be decreased by the amount of such shortfall. If the sum of the Realizable Value of the Liquid Securities plus the

     Book Value of the Long-Term Securities (before giving effect to any Bonus Payments), each as set forth on the Closing Statement, exceeds the sum of $290,000,000, then the Cash Consideration shall be increased by the amount of such excess.

     (ii) The adjustment to the Base Amount provided for in Section 4.1(a)(i) hereof shall be determined based upon the amounts set forth on the Closing Statement.

     (e) In the event that the Estimated Cash Consideration is less than the Cash Consideration, as finally determined in accordance with Section 4.2(d) hereof, then Acquiror shall pay to Seller an amount in cash equal to such shortfall.

     (f) In the event that the Estimated Cash Consideration exceeds the Cash Consideration, as finally determined in accordance with Section 4.2(d) hereof, then Seller shall pay to Acquiror an amount in cash equal to such excess.

     (g) Any payments required to be made pursuant to subparagraph (e) or (f) of this Section 4.2 shall be made by wire transfer of immediately available funds to a single account at a bank located in the United States designated in writing by Acquiror or Seller, as the case may be, on the second Business Day following the date on which the amount of such payments is finally determined. The amount of any such payment shall bear interest for the period from and including the Closing Date to but excluding the payment date at the Acquiror Borrowing Rate calculated on the basis of a 365-day year and the actual number of days elapsed.

            Section 4.3  Contingent Payments.

     (a) No later than 90 days following the end of each fiscal year of the Company during the Earn-Out Period, commencing with the fiscal year ending December 31, 1997, Acquiror shall, subject to Section 4.5 hereof, pay or cause to be paid to Seller, by wire transfer of immediately available funds to a single account at a bank in the United States designated by Seller, an aggregate amount up to a maximum of $200,000,000 equal to the sum of all amounts payable, if any, under the EBITDA Test, the Members Test and the Net Revenues Test (collectively, "Contingent Payment"). Such Contingent Payment shall be accompanied by (or if no such Contingent Payment is payable, Seller shall receive in lieu thereof) (i) the financial statements of the Timeshare Exchange Business for the relevant fiscal year-end and (ii) a reasonably detailed schedule certified by the Chief Financial Officer of Acquiror (an "Earn-Out Schedule") setting forth (A) the computation of each of the EBITDA Test, the Members Test and the Net Revenues Test for the relevant period, (B) any deductions from or offsets to the Contingent Payment pursuant to Section 4.5 hereof and (C) the calculation of imputed interest or original issue discount for U.S. federal tax purposes.

     (b) If Seller disputes any calculations shown in the Earn-Out Schedule, Seller shall give written notice thereof to Acquiror no later than 30 days after receipt thereof accompanied by the Earn-Out Schedule for the relevant period. Such notice of dispute shall include a reasonably detailed description of the disputed items. If the parties are unable to resolve such dispute within 30 days of receipt by Acquiror of Seller's notice of dispute, then such dispute shall be finally resolved by the Reviewing Accountants in accordance with the procedures set forth in Section 4.2(c) hereof.
     (c) EBITDA Test. Seller shall be entitled to receive, as a component of the Contingent Payments, cash in an amount determined in accordance with this
Section 4.3(c), in respect of growth in EBITDA ("EBITDA Payments").

     (i) Seller shall be entitled to receive EBITDA Payments in the event that EBITDA for the fiscal year ended December 31, 1997 ("1997 EBITDA") exceeds the Earnings Baseline in accordance with the following:


            1997 EBITDA
          as a Percentage
        of Earnings Baseline                       Amount of EBITDA Payments

           less than 108%                                      $0

                108%                                     $37.5 million

greater than 108% but equal to or less     inear increase from $37.5 million (at
than 110%                                   108%) to $75 million (at 110%)

greater than 110% but equal to or less     linear increase from $75 million (at
than 112%                                     110%) to $100 million (at 112%)

         greater than 112%                                $100 million


     (ii) if 1997 EBITDA is less than 108% of the Earnings Baseline, but EBITDA for the fiscal year ended December 31, 1998 ("1998 EBITDA") is an amount equal to or greater than 116% of the Earnings Baseline, then EBITDA Payments shall be made in the amount of $75 million in respect of such period;

     (iii) if (x) 1997 EBITDA is less than 108% of the Earnings Baseline, (y) 1998 EBITDA is an amount less than 116% of the Earnings Baseline, and (z) EBITDA for the fiscal year ended December 31, 1999 ("1999 EBITDA") is equal to or greater than 124% of the Earnings Baseline, then EBITDA Payments shall be made in the amount of $75 million in respect of such period;

     (iv) if at least $37.5 million but less than $75 million is paid to Seller as EBITDA Payments in respect of the fiscal year ended December 31, 1997, then
(x) if 1998 EBITDA is an amount equal to or greater than 116% of the Earnings Baseline, then EBITDA Payments shall be made in an amount such that the aggregate EBITDA Payments equals $75 million; or (y) if 1998 EBITDA is less than 116% of the Earnings Baseline, but

     1999 EBITDA is an amount equal to or greater than 124% of the Earnings Baseline, then EBITDA Payments shall be made in an amount such that the aggregate EBITDA Payments equals $75 million;

     (v) To the extent the aggregate EBITDA Payments made to Seller exceed $75 million, such excess is referred to herein as "Excess EBITDA Payments"; and

     (vi) Set forth on Schedule II hereto is an example of application of the EBITDA Test to hypothetical facts.

     (d) Members Test. Seller shall be entitled to receive, as a component of the Contingent Payments, cash in an amount determined in accordance with this
Section 4.3(d), in respect of growth in the number of Members over the Earn-Out Period ("Members Payments"). Seller shall be entitled to receive Members Payments in the event that the number of Members in each of the fiscal years referred to below exceeds the Members Baseline in accordance with the following:

     (i) for the fiscal year ended December 31, 1997, no Members Payments shall be made;

     (ii) for the fiscal year ended December 31, 1998 (the "1998 Period"), (x) if the aggregate number of Members as of such date ("1998 Members") is less than 114% of the Members Baseline, then no Members Payments shall be made in respect of the 1998 Period; or (y) if the number of 1998 Members is equal to or greater than 114% of the Members Baseline, then Members Payments in respect of the 1998 Period shall be made in an amount equal to 25% of the Members Target Amount;

     (iii) for the fiscal year ended December 31, 1999 (the "1999 Period"), (x) if the aggregate number of Members as of such date ("1999 Members") is less than 121% of the Members Baseline, then no Members Payments shall be made in respect of the 1999 Period; provided, however, that, if the number of 1999 Members is equal to or greater than 107% of the number of 1998 Members, then Members Payments in respect of the 1999 Period shall be made in an amount equal to 25% of the Members Target Amount; or (y) if the number of 1999 Members is equal to or greater than 121% of the Members Baseline, then Members Payments in respect of the 1999 Period shall be made in an amount equal to 25% of the Members Target Amount; provided, however, that, if no Members Pay- ments were made in respect of the 1998 Period, then Members Payments in respect of the 1999 Period shall be made in an amount equal to 50% of the Members Target Amount;

     (iv) for the fiscal year ended December 31, 2000 (the "2000 Period"), (x) if the aggregate number of Members as of such date ("2000 Members") is less than 128% of the Members Baseline, then no Members Payments shall be made in respect of the 2000 Period; provided, however, that, if the number of 2000 Members is equal to or greater than 107% of the number of 1999 Members, then Members Payments in respect of the 2000 Period shall be made in an amount equal to 25% of the Members Target Amount; or (y) if the number of 2000 Members is equal to or greater than 128% of the Members Baseline, then Members Payments in respect of the 2000 Period shall be made in an amount equal to 25% of the Member Target Amount; provided, however, that, if no Members Pay- ments were made in respect of the 1998 and 1999 Periods, then Members Payments in respect of the 2000 Period shall be made in an amount equal to 75% of the Members Target Amount; provided, further, however, that, if aggregate Members Payments in respect of the 1998 and 1999 Periods were made in an amount equal to 25% of the Members Target Amount, then Members Payments in respect of the 2000 Period shall be made in an amount equal to 50% of the Members Target Amount;

     (v) for the fiscal year ended December 31, 2001 (the "2001 Period"), (x) if the aggregate number of Members as of such date ("2001 Members") is less than 128% of the Members Baseline, then no Members Payments shall be made in respect of the 2001 Period; provided, however, that, if the number of 2001 Members is equal to or greater than 107% of the number of 2000 Members, then Members Payments in respect of the 2001 Period shall be made in an amount equal to 25% of the Members Target Amount; or (y) if the number of 2001 Members is equal to or greater than 128% of the Members Baseline, then Members Payments in respect of the 2001 Period shall be made in an amount equal to 25% of the Members Target Amount; provided, however, that, if no Members Payments were made in respect of the 1998, 1999 and 2000 Periods, then the Members Pay- ment in respect of the 2001 Period shall be in an amount equal to 100% of the Members Target Amount; provided, further, however, that, if aggregate Members Payments in respect of the 1998, 1999 and 2000 Periods were made in an amount equal to 25% of the Members Target Amount, then the Members Payments in respect of the 2001 Period shall be made in an amount equal to 75% of the Members Target Amount; provided, further, however, that, if aggregate Members Payments in respect of the 1998, 1999 and 2000 Periods were made in an amount equal to 50% of the Members Target Amount, then Members Payments in respect of the 2001 Period shall be made in an amount equal to 50% of the Members Target Amount; and

     (vi) Set forth on Schedule III hereto is an example of applica- tion of the Members Test to hypothetical facts.

     (e) Net Revenues Test. Seller shall be entitled to receive, as a compo-nent of the Contingent Payments, cash in an amount determined in accordance with this Section 4.3(e), in respect of growth in Net Revenue over the Earn-Out Period ("Revenue Payments"). Seller shall be entitled to receive Revenue Payments in the event that the Net Revenue in each of the fiscal years referred to below exceeds the Revenue Baseline in accor- dance with the following:

     (i) for the fiscal year ended December 31, 1997, no Revenue Payments shall be made;

     (ii) for the 1998 Period, (x) if the Net Revenue for such period ("1998 Revenue") is less than 120% of the Revenue Baseline, then no Revenue Payments shall be made in respect of the 1998 Period; or (y) if 1998 Revenue is equal to or greater than 120% of the Revenue Baseline, then Revenue Payments in respect of the 1998 Period shall be made in an amount equal to 25% of the Revenue Target Amount;

     (iii) for the 1999 Period, (x) if Net Revenue for such period ("1999 Revenue") is less than 130% of the Revenue Baseline, then no Revenue Payments shall be made in respect of the 1999 Period; provided, however, that, if 1999 Revenue is equal to or greater than 110% of 1998 Revenue, then Revenue Payments in respect of the 1999 Period shall be made in an amount equal to 25% of the Revenue Target Amount; or (y) if 1999 Revenue is equal to or greater than 130% of the Revenue Baseline, then Revenue Payments in respect of the 1999 Period shall be made in an amount equal to 25% of the Revenue Target Amount; provided, however, that, if no Revenue Payments were made in re- spect of the 1998 Period, then Revenue Payments in respect of the 1999 Period shall be made in an amount equal to 50% of the Revenue Target Amount;

     (iv) for the 2000 Period, (x) if the Net Revenue for such period ("2000 Revenue") is less than 140% of the Revenue Baseline, then no Revenue Payments shall be made in respect of the 2000 Period; provided, however, that, if 2000
Revenue is equal to or greater than 110% of the 1999 Revenue, then Revenue Payments in respect of the 2000 Period shall be made in an amount equal to 25% of the Revenue Target Amount; or (y) if 2000 Revenue is equal to or greater than 140% of the Revenue Baseline, then Revenue Payments in respect of the 2000 Period shall be made in an amount equal to 25% of the Revenue Target Amount; provided, however, that, if no Revenue Payments were made in re- spect of the 1998 and 1999 Periods, then Revenue Payments in respect of the 2000 Period shall be made in an amount equal to 75% of the Revenue Target Amount; provided, further, however, that, if aggregate Revenue Payments in respect of the 1998 and 1999 Periods were made in an amount equal to 25% of the Revenue Target Amount, then Revenue Payments in respect of the 2000 Period shall be made in an amount equal to 50% of the Revenue Target Amount;

     (v) for the 2001 Period, (x) if the Net Revenue for such period ("2001 Revenue") is less than 140% of the Revenue Baseline, then no Revenue Payments shall be made in respect of the 2001 Period; provided, however, that, if the 2001 Revenue is equal to or greater than 110% of 2000 Revenue, then Revenue Payments in respect of the 2001 Period shall be made in an amount equal to 25% of the Revenue Target Amount; or (y) if 2001 Revenue is equal to or greater than 140% of the Revenue Baseline, then Revenue Payments in respect of the 2001 Period shall be made in an amount equal to 25% of the Revenue Target Amount; provided, however, that, if no Revenue Payments were made in re- spect of the 1998, 1999 and 2000 Periods, then the Revenue Payment in respect of the 2001 Period shall be in an amount equal to 100% of the Revenue Target Amount; provided, further, however, that, if aggregate Revenue Payments in respect of the 1998, 1999 and 2000 Periods were made in an amount equal to 25% of the Revenue Target Amount, then the

     Revenue Payments in respect of the 2001 Period shall be made in an amount equal to 75% of the Revenue Target Amount; provided, further, however, that, if aggregate Revenue Payments in respect of the 1998, 1999 and 2000 Periods were made in an amount equal to 50% of the Revenue Target Amount, then Revenue Payments in respect of the 2001 Period shall be made in an amount equal to 50% of the Revenue Target Amount; and

     (vi) Set forth on Schedule IV hereto is an example of applica- tion of the Revenue Test to hypothetical facts.

     (f) Changes Affecting Contingent Payments. It is the mutual intention of the parties that, during the Earn-Out Period (i) the Contingent Payments to be received by Seller shall be determined as though no change in the structure of the Timeshare Exchange Business will occur, and (ii) Acquiror shall not be restricted in exercising its business judgment as to the management of the Timeshare Exchange Business. Acquiror shall not implement any Structural Changes that would materially adversely affect the ability of Seller to earn the then unearned Contingent Payments under the Members Test, other than changes consistent with the historic practices of the Company. During the period commencing January 1, 1998 and ending on the first to occur of (i) the payment to Seller of the full amount of the Contingent Payments or (ii) December 31, 2001, Acquiror shall give Seller at least thirty (30) days' prior written notice (a "Structural Change Notice") of any other Structural Change. Such Structural Change Notice shall include (i) a description of the Structural Change and of Acquiror's proposal for adjusting the terms of the EBITDA Test and/or the Net Revenues Test, as appropriate, so that, after implementation of such Struc-tural Change, the economic basis of such tests shall mirror the economic basis of such tests as set forth herein (the "Proposed Adjustments") and (ii) pro-forma financial information of the Timeshare Exchange Business giving effect to such Structural Change for the most recent fiscal year ending prior to the implementation of such Structural Change. Within thirty (30) days of receipt of such Structural Change Notice, Seller shall either (i) consent in writing to such Proposed Adjustments, or (ii) inform Acquiror in writing that Seller objects to such Proposed Adjustments. In the event that Seller objects to the Proposed Adjustments, Seller and Acquiror shall negotiate in good faith to resolve such dispute. If such dispute can not be resolved within fifteen (15) days of receipt by Acquiror of Seller's notice of objection, Seller may, at her election, either (i) consent to the Proposed Adjustments or (ii) convert the unearned portion of the Contingent Payments under either or both of the EBITDA Test (the "Unearned EBITDA Payments") and the Net Revenues Test (the "Unearned Net Revenues Payments") to the Members Test (a "Members Conversion"). Following any Members Con- version, in addition to the application of the Members Test to the Members Target Amount the following adjustments shall be made, as applicable: (i) the Members Test shall be applied to the Unearned Net Revenues Payments for the year in which the Members Conver- sion occurs and all subsequent years of the Earn-Out Period and (ii) in the event that any payment becomes due under the Members Test, the Unearned EBITDA Payments shall become due. As used herein, a "Structural Change" shall mean a material change in the organization, operation or financial reporting of the Timeshare Exchange Business that has an adverse effect on the interest of Seller in the Contingent Payments other than changes consistent with the historic practices of the Company.

            Section 4.4  Acquiror's Right of Offset.

     (a) Acquiror may, in its sole discretion, exercise a right of offset against any Contingent Payments required to be made by or on behalf of Acquiror pursuant to Section 4.3 hereof by deducting from the amount of any Contingent Payments owed to Seller under this Agreement (i) the amount of any payment required to be made by Seller pursuant to Section 4.2 hereof that has not been timely made and (ii) the amount of any indemnity obligation of Seller to any member of the Acquiror Group pursuant to Section 8.9(e), Section 9.2(f) or
Section 10.1 hereof.

     (b) In the event that any Contingent Payments become due and payable to Seller pursuant to Section 4.3 hereof at a time when there is an unresolved dispute as to any amounts owed by Seller to Acquiror pursuant to Section 4.2, 8.9(e) or 10.1 hereof ("Seller Payment Amounts"), then Acquiror may hold such Contingent Payments (up to the amount of the disputed Seller Payment Amount) as security for the payment by Seller of the Seller Payment Amount upon resolution of such dispute in accordance with Section 4.2, 8.9(e) or 10.1 hereof, as the case may be.

     (c) Any Contingent Payments not paid when due shall bear interest at the Prime Rate.

                                    ARTICLE V

                                 RELATED MATTERS

     Section 5.1 Registration Statement. At the Closing, Acquiror and Seller shall enter into a registration rights agreement in substantially the form of Exhibit A hereto (the "Registration Rights Agreement") relating to the shares of Acquiror Common Stock issued to Seller as the Common Stock Consideration.

     Section 5.2 Representation on Acquiror Board. At the Closing, Acquiror shall use its best efforts and shall exercise all authority under applicable Laws to (i) if necessary, increase the size of its Board of Directors by one member and (ii) cause Seller to be elected as a member of the Board of Directors of Acquiror until the next annual Meeting of Stockholders. Subject to its fiduciary duties under applicable law, Acquiror shall nomi- nate Seller as part of management's slate of nominees for election as a member of the Board of Directors of Acquiror at each Annual Meeting of Stockholders held in 1997, 1998 and 1999.

     Section 5.3 Long-Term Securities. At the Closing, (a) all Long-Term Securi-ties held by the Company or any Affiliated Entity and (b) all of the capital stock of Resort Capital Corporation ("RCC Stock") owned by the Company shall be assigned and transferred to Seller, who thereupon shall receive all right, title and interest to such Long-Term Securities and to such RCC Stock. The Cash Consideration to be paid to Seller by Acquiror shall be reduced by an amount equal to the Book Value of such Long-Term Securities in accordance with Section 4.1(a) hereof.

     Section 5.4 Seller Lease. Prior to the Closing, the Company shall assign and transfer to Seller, by a recordable deed in appropriate form, the real property presently owned by the Company in Indianapolis, Indiana on which the Woodview Trace building is situated, whereupon the Seller shall receive all right, title and interest to such real property. At the Closing, Seller and the Company shall enter into a mutually acceptable lease agree- ment (the "Seller Lease") relating to the lease by the Company from Seller of the Woodview Trace property and building, with substantially the terms set forth on Exhibit B hereto.

     Section 5.5 Transferred Liquid Securities. (a) Prior to the close of business on the Business Day immediately preceding the Closing Date, Seller (i) may, subject to clause (ii) hereof, cause the Company or the appropriate Affiliated Entity to liquidate all or a portion of the Liquid Securities (other than Cash and Equivalents), and (ii) shall cause RCI Europe to liquidate all of the Liquid Securities (other than Cash and Equivalents) held by RCI Europe ("UK Securities"). At the Closing, the Company or the appropriate Affiliated Entity, as the case may be, shall assign and transfer any of the Liquid Securities (other than Cash and Equivalents) not so liquidated (the "Transferred Liquid Securities") to Seller, who thereupon shall receive all right and title to and interest in such Transferred Liquid Securi- ties. The Cash Consideration to be paid to Seller by Acquiror shall be reduced by the Realizable Value of the Transferred Liquid Securities in accordance with Section 4.1(a) hereof.

     (b) Seller and the Company shall cause such liquidation of the Liquid Securities pursuant to Section 5.5(a) hereof to be conducted in a commercially reasonable manner. On the Business Day immediately preceding the Closing Date, the Company shall provide to Acquiror a written statement setting forth the brokerage fees, commissions and other out-of-pocket costs incurred in connection with such liquidation (the "Liquidation Costs"). At the Closing, Acquiror shall reimburse Seller for fifty percent (50%) of the Liquidation Costs.

     Section 5.6 UK Securities. (a) On the Business Day immediately preceding the Closing Date, Acquiror Subsidiary shall issue to RCI Europe shares of its preferred stock (the "Preferred Stock"), in exchange for all Cash and Equivalents held by RCI Europe, including the gross Cash and Equivalents realized by RCI Europe upon liquidation of the UK Securities pursuant to Section
5.5 hereof, but excluding any restricted cash ("UK Cash and Equivalents"). The liquidation value of the Preferred Stock shall be equal to the UK Cash and Equivalents. The Preferred Stock shall (i) be redeemable after an agreed upon period of time at the option of RCI Europe and (ii) accrue dividends at a mutually agreed upon rate.

     (b) Prior to the Business Day immediately preceding the Closing Date, the Company shall cause RCI Europe to comply with the requirements of Section 151 of the Companies Act 1985 of the United Kingdom. On the Business Day immediately preceding the Closing Date, the Company shall provide to Acquiror a written statement setting forth the legal and accounting fees incurred by RCI Europe in effecting such compliance ("Compliance Costs"). At the Closing, Acquiror shall reimburse Seller for fifty percent (50%) of the Compliance Costs.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                            OF SELLER AND THE COMPANY

     Seller and the Company, jointly and severally, hereby represent and warrant to Acquiror as follows:

            Section 6.1  Authority; Binding Effect.

     (a) The Company has all requisite corporate power and corporate au- thority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. No other corporate action on the part of the Company or any of the Affiliated Entities or their respective stockholders is re- quired to authorize the execution, delivery and performance hereof, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforce- able against the Company in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the Court before which any proceedings therefor may be brought.

     (b) Seller has the requisite power, capacity and authority to execute and deliver this Agreement, to perform her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the Court before which any proceedings therefor may be brought.

          Section 6.2 Organization.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, and has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to conduct its business as it is now being conducted. Except as set forth in Section 6.2(a) of the Seller Disclosure Schedule, the Company is duly qualified or licensed and in good standing to do business as a foreign corporation in each jurisdiction in which the nature of its business, or the ownership, leasing or operation of its properties or assets, makes such qualification necessary, except in those jurisdictions where the failure to have such power and authority or to be so qualified or licensed and in good standing would not, individually or in the aggre- gate, reasonably be expected to have a Material Adverse Effect on the Company and the Affiliated Entities considered as a whole. Seller has delivered or made available to Acquiror a complete and correct copy of the Company's Articles of Incorporation and By-Laws, each as amended to date. Each of the Company's Articles of Incorporation and the Company's By-Laws is in full force and effect, and the Company is not in violation of any provision thereof.

     (b) Section 6.2(b) of the Seller Disclosure Schedule sets forth the name, jurisdiction of organization, capitalization and ownership of all outstanding capital stock of each Affiliated Entity. Except as set forth in Section 6.2(b) of the Seller Disclosure Schedule, each Affiliated Entity (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to conduct its business as it is now being conducted and (iii) is duly qualified and in good stand- ing to do business as a foreign corporation in each jurisdiction in which the nature of its business, or the ownership, leasing or operation of its properties or assets, makes such qualification necessary, except in those jurisdictions where the failure to have such power and authority or to be so qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and the Affiliated Entities considered as a whole. Seller has delivered or made available (or prior to Closing will deliver or make available) to Acquiror a complete and cor- rect copy of the certificate or articles of incorporation and by-laws or comparable charter or organizational documents, each as amended to date, of each Affiliated Entity. All such organizational documents are in full force and effect, and none of the Affiliated Entities is in violation of any provision of its certificate or articles of incorporation or by-laws or compa- rable charter or organizational documents.

     (c) The Material Affiliates constitute each of the Affiliated Entities that generated net revenues (on the basis of management statements), individually, in excess of $8,000,000 in fiscal 1995.

            Section 6.3  Records.

     (a) The respective corporate record books of the Company and each Affiliated Entity contain accurate and complete records of all material meetings and accu- rately reflect all other material actions taken by the stockholders, Boards of Directors and all material committees of the Boards of Directors of the Company and each Affiliated Entity. Except as set forth in Section 6.3 of the Seller Disclosure Schedule, all such record books have been made available by Seller to Acquiror.

     (b) The books and records of the Company and each Affiliated Entity are complete, have been maintained in accordance with applicable laws and good business practices, and, as a whole, accurately reflect, in all material respects, the basis for the financial condition and results of operations of the Company and the Affiliated Entities set forth in the Financial Statements or the Related Entity Financial Statements, as the case may be.

            Section 6.4  Capitalization.

     (a) The authorized capital stock of the Company consists of 2,000 shares of common stock, without par value, of which 1,000 shares are issued and outstand-ing. No shares of capital stock of the Company are held in the treasury of the Company. Each issued and outstanding share of capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable, and has not been issued in violation of, and is not subject to, any preemptive or subscription rights.

     (b) The capitalization information contained in Section 6.2(b) of the Seller Disclosure Schedule represents a true, correct and complete description of the authorized and outstanding capitalization of each Affiliated Entity. No shares of capital stock of any Affiliated Entity are held in the treasury of such Affiliated Entity. Each issued and outstanding share of capital stock of each Affiliated Entity has been duly authorized and validly issued, is fully paid and nonassessable, and has not been issued in violation of, and is not subject to, any preemptive or subscription rights.

     (c) Seller has good and valid title to all of the Company Shares, free and clear of all Liens.

     (d) Seller (or the Affiliated Entity listed in Section 6.2(b) of the Seller Disclosure Schedule) has good and valid title to all of the Seller Affiliate Shares (other than the Company Affiliate Shares) owned by such Person, free and clear of all Liens.

     (e) The Company has good and valid title to all of the Company Affiliate Shares, free and clear of all Liens.

     (f) The Trust has good and valid title to all of the Trust Shares, free and clear of all Liens.

     (g) Each Nominee Shareholder has good and valid title to all Nominee Shares owned by such Nominee Shareholder, free and clear of all Liens, other than the rights of the Company or the appropriate Affiliated Entity in and to such shares.

     (h)  Except  as set  forth  in  Section  6.4(f)  of the  Seller  Disclosure
Schedule, (i) there is no option, warrant or other right, agreement, arrangement, or commit- ment of any kind whatsoever relating to the issued or unissued capital stock or other equity interests of the Company or any Affiliated Entity or obligating the Company or any Affiliat- ed Entity to grant, issue or sell any share of the capital stock or other equity interests of the Company or such Affiliated Entity by sale, lease, license or otherwise; (ii) there is no obliga- tion, contingent or otherwise, of the Company or any Affiliated Entity to (A) repurchase, redeem or otherwise acquire any share of the capital stock or other equity interests of the Company or any Affiliated Entity, or (B) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, the Company or any Affiliated Entity or any other Person;
(iii) other than as set forth in Section 6.2(b) of the Seller Disclosure Schedule, neither the Company nor any Affiliated Entity, directly or indirectly, owns, or has agreed to purchase or otherwise ac- quire, the capital stock or other equity interests of, or any interest convertible into or ex- changeable or exercisable for such capital stock or such equity interests of, any corporation, partnership, joint venture or other entity (other than ownership of shares of another Affiliated Entity as reflected on Schedule I hereto); (iv) there is no agreement, arrangement, contract or other commitment of any kind whatsoever (contingent or otherwise) pursuant to which any Person is or may become entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or any Affiliated Entity; and (v) there is no voting trust, proxy or other agreement, arrangement, contract or other commitment of any kind whatsoever to which the Company or any Affiliated Entity is a party, or by which the Company or any Affiliated Entity, or any of their respective properties or assets, is bound with respect to the voting of any share of capital stock or other equity interest of the Company or any Affiliated Entity.

     (i) Set forth on Section 6.4(i) of the Seller Disclosure Schedule are (i) the names of all persons or entities (other than Seller, the Company, any Affiliated Entity or the Trust) who hold an equity interest in any of the
Affiliated Entities (the"Nominee Shareholders"), (ii) the shares of any Affiliated Entity owned by each Nominee Shareholder ("Nominee Shares") and (iii) the respective relationships or affiliations of each Nominee Shareholder with Seller, the Company or any of the Affiliated Entities.

     (j) Upon delivery to Acquiror at the Closing of the Company Shares, the Seller Affiliate Shares and the Trust Shares pursuant to Sections 2.1 and 2.2 hereof, and payment by Acquiror of the consideration therefor pursuant to
Section 2.4 hereof, Acquiror shall acquire and receive all right, title and interest in and to 100% of the issued and outstanding shares of the Company and each Affiliated Entity, free and clear of all Liens, other than the Nominee Shares.

            Section 6.5  No Violation; Consents and Approvals.

     (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, (i) except as set forth in Section 6.5(c) of the Seller Disclosure Schedule, conflict with or violate the articles of incorporation or by-laws, in each case as currently in effect, of the Company or any Affiliated Entity, (ii) conflict with or violate any Laws applicable to the Company or any Affiliated Entity or by or to which any of their respective properties or assets is bound or subject, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would consti- tute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of the Company or any Affiliated Entity under, any note, bond, mort- gage, indenture, contract, agreement, arrangement, commitment, lease, license, permit, fran- chise or other instrument or obligation to which the Company or any Affiliated Entity is a party or by or to which the Company or any Affiliated Entity or any of their respective prop- erties or assets is bound or subject, except where the conflict, violation, breach, default, termination, amendment, acceleration, cancellation, requirement or creation would not have a Material Adverse Effect on the Company and the Affiliated Entities considered as a whole, would not prevent Seller's or the Company's ability to consummate the transactions con-templated hereby, or would not impair in any material respect Acquiror's ability to operate the Company and the Affiliated Entities, considered as a whole, as currently operated.

     (b) The execution and delivery of this Agreement by Seller do not, and the performance of this Agreement by Seller and the consummation of the transactions con- templated hereby will not, (i) except as set forth in Section 6.5(c) of the Seller Disclosure Schedule, conflict with or violate any Laws applicable to Seller or by or to which any of her properties or assets is bound or subject, or
(ii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of Seller under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by or to which any of her properties or assets is bound or subject, except where the conflict, violation, breach, default, termination, amendment, acceleration, cancellation, requirement or creation would not have a Material Adverse Effect on the Company and the Affiliated Entities considered as a whole, would not prevent Seller's or the Company's ability to consummate the transactions contemplated hereby, or would not impair in any material re- spect Acquiror's ability to operate the Company and the Affiliated Entities, considered as a whole, as currently operated.

     (c) The execution and delivery of this Agreement by Seller and the Company do not, and the performance by Seller and the Company of this Agreement and the consummation of the transactions contemplated hereby will not require Seller, the Company or any Affiliated Entity to obtain any consent, approval, waiver, authorization or permit of, or to make any filing or registration with or notification to ("Consents"), any court, agency or commission, or other governmental entity, authority or instrumentality, whether domestic or foreign ("Governmental Authority"), or any third party, except for (i) applicable require- ments, if any, of the HSR Act and the Competition Laws and (ii) the Consents set forth in Section 6.5(c) of the Seller Disclosure Schedule.

     (d) Except as set forth in Section 6.5(d) of the Seller Disclosure Schedule, none of the Permits will lapse, terminate or expire as a result of the performance of this Agreement by Seller and the Company or the consummation of the transactions con- templated hereby.

            Section 6.6  Absence of Litigation.

     (a) Except as set forth in Section 6.6(a) of the Seller Disclosure Sche-dule, (i) there is no claim, action, suit, proceeding or investigation of any kind whatsoever, at law or in equity (including actions or proceedings seeking injunctive relief), by or before any Governmental Authority ("Litigation") pending or, to the knowledge of each of Seller and the Company, threatened against Seller, the Company or any Affiliated Entity or af- fecting any of their respective properties or assets, and none of Seller, the Company or any Affiliated Entity is a party or subject to, or in default under, any judgment, order or decree of any Governmental Authority.

     (b) To the knowledge of each of Seller and the Company, none of the Litigation set forth in Section 6.6(a) of the Seller Disclosure Schedule, if adversely deter- mined, or the judgments, orders or decrees, in each case as set forth in Section 6.6(a) of the Seller Disclosure Schedule, (i) has had or could reasonably be expected to have a Material Adverse Effect on the Company, (ii) could impair Seller's or the Company's ability to perform their respective obligations hereunder or to consummate the transactions contem- plated hereby or
(iii) could impair the ability of the Company or any Affiliated Entity to con-duct their respective businesses after the Closing Date in substantially the manner as they are now being conducted.

     Section 6.7 Related Party Agreements. Except as set forth in Section 6.7 of the Seller Disclosure Schedule, no current or former director, executive officer or stock- holder of the Company or any Affiliated Entity is a party to any agreement, arrangement, contract or other commitment (the "Related Party Agreements") to which the Company or any Material Affiliate is a party or by or to which any of their respective properties or assets is bound or subject, or to the knowledge of each of Seller and the Company, has a material interest in any agreement, arrangement, contract or other commitment, property or asset (real or personal), tangible or intangible, owned by, used in or pertaining to the business of the Company or any Affiliated Entity.

     Section 6.8 Permits; Compliance with Laws. The Company and each Affiliated Entity possesses all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted (other than those required under Environmental Laws, which are governed by Section 6.13 hereof), other than those that are not material to the operation of the business of the Company and the Affiliated Entities considered as a whole (collectively, the "Permits"), and there is no claim, action, suit, proceeding or investigation pending or, to the knowledge of each of Seller and the Company, threatened regarding suspension or cancellation of any such Permits. Section 6.8 of the Seller Disclosure Schedule sets forth a true, correct and com- plete list of all such Permits. Except as set forth in Section 6.8 of the Seller Disclosure Schedule, each of the Company and the Affiliated Entities is, and has been since January 1, 1993, in compliance in all material respects with such Permits and with all Laws applicable to it or by or to which any of its properties or assets is bound or subject (other than (i) Envi- ronmental Laws, which are governed by Section 6.13 hereof, (ii) ERISA and other Laws re- garding employee benefit matters, which are governed by Section 6.11 hereof, (iii) Labor Laws, which are governed by
Section 6.16 hereof, and (iv) Tax Laws, which are governed by Section 6.20 hereof).

     Section 6.9 Financial Statements/Undisclosed Liabilities/Receivables.

     (a) The Company has delivered to Acquiror true and complete copies of: (i) the audited combined balance sheets of the Company and the Combined Entities as of December 31, 1995, December 31, 1994 and December 31, 1993, and the audited combined statements of operations and retained earnings and cash flows of the Company and the Combined Entities for each of the fiscal years then ended, all certified by the Company's independent auditors, Ernst & Young LLP, whose reports thereon are included therewith; and (ii) the unaudited combined balance sheets of the Company and the Combined Entities as of June 30, 1996 and August 31, 1996, respectively, and the unaudited combined statements of operations and retained earnings of the Company and the Combined Entities for the six- month period ended June 30, 1996 and the eight-month period ended August 31, 1996 (col- lectively, such audited and unaudited financial statements are referred to herein as the "Financial Statements"). Each of the Financial Statements (including any related notes there- to) has been prepared in accordance with GAAP consistently applied throughout the periods involved (except as may be indicated therein or in the notes thereto and, as to the Financial Statements referred to in clause (ii) above, except as set forth in Section 6.9(a) of the Seller Disclosure Schedule) and fairly presents the combined financial position, results of operations and cash flows of the Company and the Combined Entities as of the dates or for the periods indicated therein, subject, in the case of the unaudited financial statements, to normal and recurring year-end audit adjustments (which are not, individually or in the aggregate, materi- al to the Company and the Combined Entities) and the absence of footnote disclosure. The unaudited combined balance sheet of the Company and the Combined Entities as of August 31, 1996 included in the Financial Statements is herein referred to as the "Balance Sheet". Since December 31, 1994, neither the Company nor any of the Combined Entities has made any material change in the accounting practices or policies applied in the preparation of its financial statements.

     (b) The Company has delivered to Acquiror true and complete copies of: (i) the unaudited combined balance sheets of the Related Entities as of December 31, 1995, December 31, 1994 and December 31, 1993, and the unaudited combined statements of operations and retained earnings of the Related Entities for each of the fiscal years then ended, certified by the Chief Financial Officer of the Company; and (ii) the unaudited combined balance sheets of the Related Entities as of June 30, 1996 and August 31, 1996, respectively, and the unaudited combined statements of operations and retained earnings of the Related Entities for the six-month period ended June 30, 1996 and the eight-month period ended August 31, 1996 (collectively, such unaudited financial statements are referred to here- in as the "Related Entity Financial Statements"). Each of the Related Entity Financial State- ments has been prepared in accordance with GAAP consistently applied throughout the peri- ods involved (except as set forth in Section 6.9 of the Seller Disclosure Schedule) and fairly presents the combined financial position and results of operations of the Related Entities as of the dates or for the periods indicated therein, subject to normal and recurring year-end audit adjustments (which are not, individually or in the aggregate, material to the Related Entities) and the absence of footnote disclosure. Since December 31, 1995, none of the Related Entities has made any material change in the accounting practices or policies applied in the preparation of its financial statements.
     (c) Since December 31, 1995, neither the Company nor any Affiliated Entity has incurred any liability or obligation (whether direct or indirect, fixed, contingent or otherwise) other than (i) such as have been reflected on the Balance Sheet in accordance with GAAP consistently applied and (ii) such as have been incurred in the ordinary course of business consistent with past practice since August 31, 1996 and none of which represent contingent liabilities in excess of $100,000 individually or $500,000 in the aggregate. Except as set forth in Section 6.9(c) of the Seller Disclosure Schedule, the reserves for such liabilities and obligations reflected on the Balance Sheet are adequate.

     (d) Except as set forth in Section 6.9(d) of the Seller Disclosure Schedule, all accounts receivable and notes receivable of the Company and the Affiliated Entities have arisen from bona fide transactions in the ordinary course of business consistent with past practice and are current and collectible net of any reserves reflected on the Balance Sheet (which reserves were determined in accordance with GAAP consistent with past prac- tice).

     (e) Section 6.9(e) of the Seller Disclosure Schedule sets forth a true and complete list of all derivative securities and similar financial instruments owned by the Company or any of the Affiliated Entities.

     Section 6.10 Absence of Certain  Changes or Events.  Except as set forth in
Section 6.10 of the Seller Disclosure Schedule, since December 31, 1995, (a) the Company and each of the Material Affiliates has conducted its business only in the ordinary course of business consistent with past practice and has made efforts consistent with past practice to preserve each of its relationships with timeshare exchange members and subscribers and resort and condominium developers and owners, (b) there has not occurred, nor has there been any condition, event, circumstance, change or effect that has had or would reasonably be expected to have, a Material Adverse Effect on the Company and the Affiliated Entities considered as a whole, and (c) none of the Company or any of the Affiliated Entities has taken any of the following actions:

     (i) declared, set aside or paid any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock; except (A) in the ordinary course of business among the Company and the Affiliated Entities pursuant to their normal cash management practices and (B) cash dividends by the Company to Seller during 1996 as set forth in Section 6.10 of the Seller Disclosure Schedule;

     (ii) adjusted, split, combined, subdivided or reclassified any shares of its capital stock, as the case may be, or any option, warrant or right relating thereto;

     (iii) (A) sold, leased, transferred or otherwise disposed of any of its properties, assets or rights, other than transfers of properties, assets or rights for fair value in the ordinary course of business consistent with past practice in an amount not to exceed $250,000 individually or $500,000 in the aggregate, (B) permitted, allowed or suffered any of its properties or assets to be subjected to any Lien, restriction or charge other than Permitted Liens, except for such Liens set forth in Section 6.14 or 6.15 of the Seller Disclosure Schedule, or (C) acquired or leased any properties, assets or rights in an amount not to exceed $250,000 individually or $500,000 in the aggregate, in each case, other than purchases and sales of Liquid Securities and Long-Term Securities in the ordinary course of business consistent with past practice;

     (iv) created, incurred, assumed or guaranteed (A) any Indebted- ness or (B) any other liability or obligation other than in the ordinary course of business consistent with past practice;

     (v) paid, discharged or satisfied any claim, encumbrance, liability or obligation (whether absolute, accrued, contingent or otherwise, and whether due or to become due), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities and obligations that were actually due and payable and are reflected on the Balance Sheet or incurred in the ordinary course of business consistent with past practice since the date thereof;

     (vi) changed any of the accounting or tax principles, practices or methods used by the Company or any of the Affiliated Entities, failed to maintain the ac- counts, books and records of the Company or any of the Affiliated Entities in the usual, regular and ordinary manner on a basis consistently applied or caused or permitted to terminate the status as an S Corporation of the Company or any Affiliated Entity that is an S Corporation.

     (vii) made any material change in its working capital practices from those in effect from the beginning of fiscal 1995 through the date of the Balance Sheet, including the payment of payables and the collection of receivables; and

     (viii) made or authorized any capital expenditures or commit- ment for capital expenditures, except for (A) capital expenditures on items other than the BPR Project in the ordinary course of business consistent with past practice not in excess of $250,000 individually or $1,000,000 in the aggregate, and (B) capital expenditures set forth on Schedule V hereto relating to the BPR Computer Project.

            Section 6.11  Employee Benefit Plans; ERISA.

     (a) Section 6.11 of the Seller Disclosure Schedule sets forth a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agree- ment or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any Affiliated Entity or by any ERISA Affiliate, for the benefit of any employee or former employee of the Company or any Affiliated Entity or any ERISA Affili- ate, whether formal or informal other than any such plan, program, agreement or arrange- ment sponsored, maintained or mandated by any governmental authority outside the United States of America (collectively, the "Plans").
Section 6.11(a) of the Seller Disclosure Sche- dule identifies each of the Plans that is an "employee benefit plan", as that term is defined in Section 3(3) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). Except as set forth in Section 6.11(a) of the Seller Disclosure Schedule, neither the Company nor any Affiliated Entity nor any ERISA Affiliate has any formal plan or commit- ment to create any additional Plan or modify or change any existing Plan in a way that would affect any employee or terminated employee of the Company or any Affiliated Entity or any ERISA Affiliate.

     (b) With respect to each of the Plans, the Company has delivered (or prior to Closing will deliver) to Acquiror true, correct and complete copies of each of the following documents:

     (i) the Plan (including all amendments thereto);

     (ii) the annual report, if required under ERISA, for each of the last three years;

     (iii) the actuarial report, if required under ERISA, for each of the last three years;

     (iv) the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA, and all material employee communications relating to such Plan;

     (v) if the Plan is funded through a trust or any third-party funding agreement, a copy of the current trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof;

     (vi) all current contracts relating to the Plan with respect to which the Company or any Affiliated Entity or any ERISA Affiliate may have any liability, including insurance contracts, investment management agreements, subscription and partic- ipation agreements and record-keeping agreements; and

     (vii) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Section 401 of the Code.

     (c) No liability under Title IV of ERISA has been incurred by the Company or any Affiliated Entity or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a risk to the Company or any Affiliated Entity or any ERISA Affiliate of incurring a liability under Title IV of ERISA, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). To the extent this representation applies to Section 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans, but also with respect to any Plan subject to Title IV of ERISA to which the Company or any Affiliated Entity or any ERISA Affiliate made, or was required to make, contributions during the six-year period ending on the Closing Date.

     (d) The PBGC has not instituted any proceeding to terminate any ERISA Plan, and no condition exists which presents a risk that any such proceeding will be instituted.

     (e) Except as set forth in Section 6.11(e) of the Seller Disclosure Schedule, no ERISA Plan is subject to Title IV of ERISA.

     (f) Neither the Company nor any Affiliated Entity nor any ERISA Affiliate nor any ERISA Plan, nor any trust created thereunder nor any trustee or administra- tor thereof, has engaged in a transaction in connection with which the Company, any Affiliated Entity, any ERISA Affiliate or any ERISA Plan, or any such trust or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust, could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

     (g) Full payment has been made of all amounts that the Company or any Affiliated Entity or any ERISA Affiliate is required to pay under the terms of each ERISA Plan and Section 412 of the Code as of the last day of the most recent Plan year thereof ended prior to the date of this Agreement, and all such amounts properly accrued through the Closing Date with respect to the current Plan year thereof will be paid by the Company or the applicable Affiliated Entity on or prior to the Closing Date or will be prop- erly recorded in the Company's combined financial statements in accordance with GAAP; and no ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the date of this Agreement; and all contributions required to be made with respect thereto (whether pursuant to the terms of any ERISA Plan or otherwise) on or prior to the Closing Date have been timely made.

     (h) With respect to each of the ERISA Plans that is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest validation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits.

     (i) No ERISA  Plan is a  "multiemployer  plan," as such term is  defined in
Section 3(37) of ERISA, nor is any ERISA Plan a plan described in Section 4063(a) of ERISA.

     (j) Each Plan has been created, operated and administered in all material respects in accordance with its terms and in compliance with applicable laws, including, but not limited to, ERISA and the Code.

     (k) (i) Each ERISA Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code; and (ii) each Plan that is intended to satisfy the requirements of Section 501(c)(9) of the Code has so satisfied such requirements.

     (l) Except as set forth in Section 6.11(l) of the Seller Disclosure Sche-dule, no Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Affiliated Entity or any ERISA Affiliate beyond their retirement or other termination of service (other than coverage mandated by applicable Laws), and neither the Company nor any Affiliated Entity nor any ERISA Affiliate has ever represented, promised or contracted (whether in oral or written form) that any employee or group of employees would be provided with any such benefits upon their retirement or termination of employment.

     (m) Except as set forth in Section 6.11(m) of the Seller Disclosure Schedule, neither the execution and delivery of this Agreement by Seller and the Company nor the performance by Seller and the Company of this Agreement nor the consummation of the transactions contemplated hereby will (i) entitle any current or former director, officer or employee of the Company or any Affiliated Entity or any ERISA Affiliate to severance pay, unemployment compensation or any other payment from the Company or any Affiliated Entity, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such director, officer or employee, or (iii) result in any prohibited transaction de-scribed in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

     (n) Each Plan that is not subject to Title I of ERISA pursuant to Section 4(b)(4) of ERISA (the "Foreign Plans") is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan. With respect to each Foreign Plan that is required to be funded through a trust or other funding vehicle, the aggregate liabilities of the accrued benefits do not exceed the fair market value of the assets held in the trust of other funding vehicle for such Plan. The aggregate unfunded liabilities with respect to each Foreign Plan, after giving effect to any reserves for such liabilities, will not result in a material liability to the Company or the Affiliated Entities considered as a whole.

            Section 6.12  Contracts.

     (a) The number of fully paid Members as of December 31, 1995 set forth in the Combined Statement of Key Operating Statistics, as audited by the Company's independent public accountants, was 2,048,804. To the knowledge of each of Seller and the Company, there has not been a material reduction in the number of Members since Decem- ber 31, 1995.

     (b) Section 6.12(b) of the Seller Disclosure Schedule sets forth a true and complete list of all agreements, arrangements, contracts and commitments (other than such agreements, arrangements, contracts and other commitments among or between one or more of the Company and any Affiliated Entity, on the one hand, and the resort and condominium developers and owners, on the other hand, (collectively, the "Developer Con- tracts")) to which the Company or any Material Affiliate is a party or by or to which any of their respective properties or assets is bound or subject (the "Other Contracts" and, together with the Developer Contracts, the "Contracts"), other than such Other Contracts as (i) (A) may be terminated at any time without penalty by the Company or each Material Affiliate party thereto upon notice of 90 days or less or (B) involve aggregate obligations of the Company or any Material Affiliate in any future twelve-month period of $50,000 or less; (ii) are Plans listed in Section 6.11(a) of the Seller Disclosure Schedule; (iii) are Related Party Agreements listed in Section 6.7 of the Seller Disclosure Schedule; or (iv) are Leases listed in Section 6.15(b) of the Seller Disclosure Schedule. Each Contract is in full force and ef- fect and is the valid and binding obligation of the Company or the Material Affiliate party thereto. Except as set forth in Section 6.12(b) of the Seller Disclosure Schedule, none of the Company or any Material Affiliate or, to the knowledge of each of Seller and the Company, any other party thereto is in breach of or in default in any material respect under any of the Contracts, and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute such a breach or default. Except as set forth in Schedule 6.12(b) of the Seller Disclosure Schedule, neither the Company nor any Material Affiliate is a party to, nor are any of their respective properties or assets bound by or subject to, any agreement, arrangement, contract or other commitment, including, without limitation, any covenant not to compete or other restrictive covenant, which purports to limit in any respect the manner, or the localities, in which the Company or any Material Affiliate is entitled to conduct all or any portion of its business.

            Section 6.13  Environmental Matters.

     (a) Except as set forth in Section 6.13(a) of the Seller Disclosure Schedule, the Company and each of the Affiliated Entities are in compliance in all material respects with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and each of the Affiliated Entities of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof).

     (b) Except as set forth in Section 6.13(b) of the Seller Disclosure Schedule, there is no Environmental Claim pending or, to the knowledge of each of Seller and the Company, threatened that would have a Material Adverse Effect on the Company or any of the Affiliated Entities. To the knowledge of each of Seller and the Company after due inquiry, there have been no Releases of Hazardous Materials on, beneath or adjacent to any property currently or formerly owned, operated, or leased by the Company or any of the Affiliated Entities in quantities sufficient to form the basis for an Environmental Claim.

     (c) Seller and the Company have delivered or otherwise made available for inspection to Acquiror true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company or any of the Affiliated Entities pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of the

     Affiliated Entities, or regarding the Company's or such Affiliated Entity's compliance with applicable Environmental Laws.

     (d) No Lien imposed by any governmental agency in connection with the presence of any Hazardous Materials is currently outstanding on any property, facility, machinery or equipment owned, operated or leased by the Company or any of the Affiliated Entities.

            Section 6.14  Personal Property.

     (a) Except as set forth in Section 6.14 of the Seller Disclosure Sche-dule, the Company or one of the Affiliated Entities has good and valid title to, or a valid and enforceable right to use, all personal property (whether tangible or intangible) reflected on the Balance Sheet or acquired by the Company or any Affiliated Entity since August 31, 1996 (except such personal property as has been disposed of in the ordinary course of busi- ness), free and clear of any and all Liens except Permitted Liens.

     (b) As of December 31, 1995, Resort Capital Corporation held approximately $2.2 million of timeshare receivables and other net assets of less than $500,000.

            Section 6.15  Real Property.

     (a) Section 6.15 of the Seller Disclosure Schedule sets forth a true and complete list of all real property to which the Company or any Affiliated Entity has legal or equitable title (the "Owned Realty") or in which the Company or any Affiliated Entity has a valid and subsisting leasehold or other interest (the "Leased Realty"), and sets forth for each such Owned Realty and Leased Realty the title or interest held by the Company or any Affiliated Entity. All title insurance policies issued to the Company or any Affiliated Entity are listed in
Section 6.15(a) of the Seller Disclosure Schedule and true, correct and complete copies of such policies have been furnished to Acquiror.

     (b) The Company or the Affiliated  Entity, as the case may be, set forth on
Section 6.15(a) as the owner of a particular piece of the Owned Realty has good and marketable fee title to such Owned Realty, free and clear of any and all Liens (except Per- mitted Liens and the leases, subleases, rights of parties in possession, easements and en- croachments set forth in Section 6.15(b) of the Seller Disclosure Schedule).

     (c) The Company and each Material Affiliate set forth on Section 6.15(a) as the lessee of a particular piece of Leased Realty possesses a valid and subsisting leasehold or other interest in such Leased Realty pursuant to the leases or other instruments set forth in Section 6.15(c) of the Seller Disclosure Schedule (the "Leases"), free and clear of any and all Liens (except Permitted Liens and the subleases, rights of parties in posses- sion, easements and encroachments set forth in Section 6.15(c) of the Seller Disclosure Sche-

     dule). Each Lease of the Company and each Material Affiliate is in full force and effect, and is the valid and binding obligation of each party thereto in accordance with its terms, and there is not under any Lease any existing default by the Company or any Material Affiliate or, to the knowledge of each of Seller and the Company, any other party thereto, or, to the knowledge of each of Seller and the Company, any condition or event which, with notice or lapse of time or both, would constitute such a default.

     (d) To the knowledge of each of Seller and the Company, (i) all structures and equipment material to the operations of the Company and the Affiliated Entities considered as a whole owned, leased or used by the Company or any
Material Affiliate in the conduct of their respective businesses are structurally sound and are in good and normal operating condition and repair (ordinary wear and tear excepted) and are ade- quate for the uses to which they are being put and (ii) none of such structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

     Section 6.16 Labor Matters. Except as set forth in Section 6.16 of the Seller Disclosure Schedule, (a) neither the Company nor any Affiliated Entity is a party to (i) any collective bargaining agreement or similar agreement with any labor organization or employee association, (ii) any other written contract concerning employment or (iii) to the knowledge of each of Seller and the Company, any binding oral contract concerning employ- ment; (b) no grievance or arbitration proceeding arising out of or under any collective bar- gaining agreement is pending, and, to the knowledge of each of Seller and the Company after due inquiry, no such grievance or proceeding is threatened and no claim therefor exists; (c) since January 1, 1993, there has not been, nor is there pending or, to the knowledge of each of Seller or the Company, threatened, (i) any labor dispute between the Company or any Affiliated Entity and any labor organization, or any strike, slowdown, jurisdictional dispute, work stoppage or other similar organized labor activity involving any employee of the Company or any Affiliated Entity or affecting the Company or any Affiliated Entity or (ii) any union organizing or election activity involving any employee of the Company or any Affiliated Entity; (d) each of the Company and the Affiliated Entities is and has been since January 1, 1993 in compliance in all material respects with all federal, state, local and for- eign laws regarding labor, employment and employment practices, conditions of employ- ment, occupational safety and health, and wages and hours, including any bargaining or other obligations under the National Labor Relations Act (collectively, "Labor Laws"); (e) neither the Company nor any Affiliated Entity is engaged in any unfair labor practice, and there is no unfair labor practice charge pending or, to the knowledge of each of Seller or the Company, threatened against the Company or any Affiliated Entity before the National Labor Relations Board or other Governmental Authority; (f) to the knowledge of each of Seller and the Company, no union claims to represent any of the employees of the Company or any Affiliated Entity; (g) to the knowledge of each of Seller and the Company, neither the Company nor any Affiliated Entity has received notice of the intent of any Governmental Authority responsible for the enforcement of any Labor Law to conduct an investigation with respect to or relating to the Company or any Affiliated Entity, and no such investigation is in progress; (h) there exists no pending or, to the knowledge of each of Seller and the Compa- ny, threatened lawsuit, administrative proceeding or investigation between the Company or any Affiliated Entity and any current or former director, officer or employee of the Company or any Affiliated Entity, including any claim for wrongful termination, breach of express or implied contract of employment or for violation of equal employment opportunity laws; and (i) since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), neither the Company nor any Affiliated Entity has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Affiliated Entity or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Affiliated Entity without complying with the WARN Act; nor has the Company or any Affiliated Entity been affected by any transaction or engaged in any layoff or employment termination of employees of the Compa- ny or any Affiliated Entity sufficient in number to trigger application of any similar foreign, state or local law without complying with any such law.

     Section 6.17 Insurance Policies. Section 6.17 of the Seller Disclosure Schedule sets forth a true and complete list of policies of fire, medical, life, liability, libel and other forms of insurance with respect to the properties, assets, directors, officers, em- ployees, business and operations of the Company and each Material Affiliate. Such policies insure against such risks, casualties and contingencies and of such types and amounts as are appropriate for the size and scope of the respective businesses of the Company and each Material Affiliate as they are now being conducted. Each such policy is in full force and effect, and is the valid and binding obligation of the Company or the Material Affiliate party thereto; all premiums due and payable for such policies have been timely paid; and all such policies (or extensions, renewals or replacements thereof on comparable terms) in such amounts will be outstanding and in full force and effect without interruption until the Closing.

     Section 6.18 Intellectual Property. Either the Company or one of the Affiliated Entities owns or has a valid and enforceable right to use all copyrights,  trade  names,  trademarks,  service  marks,  service  names,  trade secrets, designs, licenses, patents and other intellectual property rights, including, without limitation, know-how (whether related to any of the foregoing or otherwise) (including pending applications for any of the foregoing) (collectively, "Intellectual Property"), used in or necessary to the conduct by the Company and each Affiliated Entity of their respective businesses as they are now being con- ducted. Section 6.18 of the Seller Disclosure Schedule sets forth a true and complete list of the Intellectual Property material to the Company and the Affiliated Entities considered as a whole, identifies the owner thereof, the right to use or other interest therein of the Company or any Affiliated Entity, and, with respect to each registration, grant and application, the jurisdiction and record owner thereof. Except as set forth in
Section 6.18 of the Seller Di- sclosure Schedule, neither the Company nor any Affiliated Entity is a licensor or licensee in respect of any Intellectual Property. Except as set forth in Section 6.18 of the Seller Disclosure Schedule, there is no claim, action, suit, proceeding or investigation presently pending, nor, since January 1, 1993, has there been any claim, action, suit, proceeding or investigation made or, to the knowledge of each of Seller and the Company, threatened, nor, to the knowledge of each of Seller and the Company, is there any basis for any valid claim, action, suit, proceeding or investigation that (a) the operations of the Company or any Affiliated Entity infringe upon or conflict with the rights of any other person in respect of any Intellectual Property or (b) any Intellectual Property is invalid or unenforceable.

     Section 6.19 Bank Accounts; Powers of Attorney. Section 6.19 of the Seller Disclosure Schedule sets forth (a) the names and locations of all banks, trust companies, sav- ings and loan associations and other financial institutions at which the Company and each Material Affiliate has accounts or safe-deposit boxes and the names of all persons authorized to draw thereon or to have access thereto and (b) the names of all persons having powers of attorney from the Company and each Material Affiliate and, in each case, a summary of the terms thereof.

            Section 6.20  Taxes.

     (a) The Company and the Affiliated Entities listed in Section 6.20(a) of the Seller Disclosure Schedule are small business corporations and have had in effect since the dates shown in Section 6.20(a) of the Seller Disclosure
Schedule valid elections to be treated as "S" corporations for federal income tax purposes under the Code and in the States listed in Section 6.20(a) of the Seller Disclosure Schedule, and neither the Company nor Seller nor any of the Affiliated Entities has taken or caused or permitted to be taken any action that would have caused a termination of such S elections for any period. Each of Resort Condominiums International De Mexico, S. De R.L. De C.V. and RCI Brazilia Ltda. is a Mexican entity and a Brazilian entity, respectively, that is characterized as a partnership for U.S. federal income tax purposes.

     (b)  Except  as set  forth in  Section  6.20(b)  of the  Seller  Disclosure
Schedule:

     (i) Each of the Company and the Affiliated Entities has (x) duly and timely filed or caused to be filed or there have been filed on its behalf with the appropri- ate Governmental Authorities all Tax Returns required to be filed by it, and all such Tax Re- turns are true, correct and complete and (y) timely paid or there have been paid on its behalf all Taxes due or claimed to be due from it by any taxing authority;

     (ii) None of the Company or any of the Affiliated Entities has violated or is in violation of any applicable Law relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Law and withholding of Taxes in respect of employee wages). Each of the Company and the Affiliated Entities has, within the time and within the manner prescribed by Law, withheld and paid over to the proper

     Governmental Authorities all amounts required to be withheld and paid over under all applicable Laws;

     (iii) There are no Liens for Taxes upon the Company Shares or the assets or properties of the Company or any of the Affiliated Entities except for statutory liens for Taxes not yet due;

     (iv) There are no outstanding waivers or comparable Consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of the Company or any of the Affiliated Entities;

     (v) Neither the Company nor any of the Affiliated Entities has requested an extension of time within which to file any Tax Return in respect of any fiscal year which has not since been filed;

     (vi) No federal, state, local or foreign audits or other adminis- trative proceedings have been formally commenced or are presently pending with regard to any Taxes or Tax Returns of Seller (insofar as such Tax Returns relate to the Company or any of the Affiliated Entities), the Company or any of the Affiliated Entities, and no noti- fication has been received by the Seller, the Company or any of the Affiliated Entities that such an audit or other proceeding is pending or threatened with respect to any Taxes due from or with respect to or attributable to the Company or any of the Affiliated Entities or any Tax Return filed by or with respect to the Company or any of the Affiliated Entities;

     (vii) Since January 1,1990, none of the Company, the Seller or any of the Affiliated Entities has made a change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which could have an adverse effect on the Company or any of the Affiliated Entities;

     (viii) None of the Company, the Seller or any of the Affiliated Entities is required to include in income any adjustment pursuant to Section 481(a) of the Code or any similar provision of foreign, state or local Law, by reason of the voluntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method);

     (ix) Except as set forth in Section 6.20(b) of the Seller Disclo- sure Schedule, neither the Company nor any of the Affiliated Entities is a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement. None of the Company, the Seller or any of the Affiliated Entities is aware of any potential liability or obligation to any Person as a result of, or pursuant to, any such agreement, contract or arrangement;

     (x) No power of attorney has been granted by or with respect to the Company or any of the Affiliated Entities with respect to any matter relating to Taxes;

     (xi) Neither the Company nor any of the Affiliated Entities is a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code;

     (xii) Since January 1, 1990, no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign Law has been entered into by or with respect to the Company or any of the Affiliated Entities;

     (xiii) Neither the Company nor any of the Affiliated Entities has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of the Affiliated Entities;

     (xiv) Except as set forth in Section 6.20(b)(xiv) of the Seller Disclosure Schedule, neither the Company nor any of the Affiliated Entities has any liability for Taxes of another Person by contract or otherwise;

     (xv) Neither the Company nor any of the Affiliated Entities has or could have any liability for Taxes under or as a result of Section 482 of the Code or any similar provision of state, local or foreign Law; and

     (xvi) The Company and each of the  Affiliated  Entities  have filed all Tax
Returns in accordance with all written franchise, license and other agreements entered into by any of them.

     (xvii) Neither the Company nor any of the Affiliated Entities is a passive foreign investment company, personal holding company or foreign personal holding company or is subject to the accumulated earnings tax.

     (c) All material elections with respect to Taxes of the Company and each of the Affiliated Entities made since January 1, 1990 are set forth in Section 6.20(b) of the Seller Disclosure Schedule.

     (d) The Company and each of the Affiliated Entities have previously delivered or made available to Acquiror complete and accurate copies of each of:
(i) all audit reports, letter rulings, technical advice memoranda relating to United States federal, state, local and foreign Taxes due from or with respect to the Company or any of the Affiliated Entities, (ii) United States federal Tax Returns, and those state, local or foreign Tax Returns filed by the Company or any of the Affiliated Entities, and (iii) any closing agreements en- tered into by the Company or any of the Affiliated Entities with any taxing authority in each case existing on the date hereof. The Company and each of the Affiliated Entities will deliver to Acquiror all materials with respect to the foregoing for all matters arising after the date hereof.

            Section 6.21  Developers/Suppliers.

     (a) To the knowledge of each of Seller and the Company, no Material Developer has (i) given notice to Seller, the Company or any Affiliated Entity that it intends to terminate its relationship with the Company or any Affiliated Entity, as the case may be, or (ii) threatened in writing to terminate its relationship with the Company or any Affiliated Entity, as the case may be. To the knowledge of each of Seller and the Company, no Material Developer is likely to pursue a course of action having either the purpose or effect of terminating its relationship with the Company or any Affiliated Entity if the transactions contemplated by this Agreement are consummated.

     (b) Section 6.21(b) of the Seller Disclosure Schedule sets forth a list of all suppliers of the Company and each Affiliated Entity to whom the Company or such Affiliated Entities have made net payments in excess of $1,000,000 during the fiscal year ended December 31, 1995 and the dollar amount of payments made to each such supplier in such fiscal year. To the knowledge of each of Seller and the Company, no supplier required to be listed in Section 6.21(b) of the Seller Disclosure Schedule has (i) given notice to Seller, the Company or any Affiliated Entity that it intends to terminate its relationship with the Company or any Affiliated Entity, as the case may be, or (ii) threatened in writing to termi- nate its relationship with the Company or any Affiliated Entity, as the case may be. To the knowledge of each of Seller and the Company, no supplier required to be listed in Section 6.21(b) of the Seller Disclosure Schedule is likely to pursue a course of action having either the purpose or effect of terminating its relationship with the Company or any Affiliated Entity if the transactions contemplated by this Agreement are consummated.

     Section 6.22 Acquisition of the Acquiror Common Stock for Investment; Securities Act. Seller is not acquiring the shares of Acquiror Common Stock constituting the Common Stock Consideration with any present intention of distributing or selling such shares in violation of federal, state or other securities laws. Seller agrees that it will not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of the shares of Acquiror Common Stock constituting the Common Stock Consideration in violation of any federal, state or other securities laws. Seller acknowledges that the Acquiror Common Stock is subject to market and other conditions beyond the control of Acquiror and agrees that neither Acquiror nor any of its agents, representatives, employees or affiliates has or shall have any liability or responsibility whatsoever to Seller on any basis (including, without limitation, in contract or tort, under federal or state securities laws, or otherwise), except as and to the extent expressly set forth herein and subject to the limitations and restrictions contained herein.

     Section 6.23 Timeshare Exchange Business. The Company and the Affiliated Entities are the only entities under the control, directly or indirectly, of Seller that carry on or are involved in the worldwide condominium and resort timeshare exchange business, subscription business, travel business and other related businesses.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES
                                   OF ACQUIROR

     Acquiror hereby represents and warrants to Seller and the Company as fol-lows:

            Section 7.1  Authority; Binding Effect.

     (a) Acquiror has all requisite corporate power and corporate authority to execute and deliver this Agreement, to perform its obligations hereunder and to consum- mate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Acquiror. No other corporate action on the part of Acquiror or its stockholders is required to authorize the execution, delivery and performance hereof, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and constitutes the valid and binding obliga- tion of Acquiror, enforceable against Acquiror in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the Court before which any proceedings therefor may be brought.

     Section 7.2 Organization. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to conduct its business as it is now being conducted.

     Section 7.3 SEC Documents and Other Reports. Acquiror has filed all docu-ments required to be filed by it with the SEC since January 1995 (the "Acquiror SEC Documents"). As of their respective dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Acquiror included in the Acquiror SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) consistently applied throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position, results of operations and cash flows of Acquiror and its consolidated subsidiaries as of the dates or for the periods indicated therein, subject, in the case of the unaudited statements, to normal year-end audit adjustments (which are not, individually or in the aggregate, material to Acquiror) and the absence of footnote disclosure. Since December 31, 1994, Acquiror has not made any change in the accounting practices or policies applied in the preparation of its financial statements.

            Section 7.4  Capitalization.

     (a) Acquiror's authorized capitalization is as set forth in the Acquiror SEC Documents. All of Acquiror's issued and outstanding capital stock has been duly autho- rized, validly issued and is fully paid and nonassessable.

     (b) The shares of Acquiror Common Stock to be issued to Seller have been duly and validly authorized for issuance by Acquiror and Acquiror has the corporate power and authority to issue, sell and deliver the Acquiror Common Stock to be issued by it hereunder; and, when the Acquiror Common Stock is issued and delivered to Seller against payment therefor as provided by this Agreement, the shares of Acquiror Common Stock issued to Seller hereunder will have been validly issued, fully paid and nonassessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

     (c) The shares of Acquiror Common Stock to be issued to Seller at the Closing will be duly approved for listing on the NYSE, subject to official notice of issuance.

            Section 7.5  No Violation; Consents and Approvals.

     (a) The execution and delivery of this Agreement by Acquiror do not, and the performance of this Agreement by Acquiror and the consummation of the transac- tions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or by-laws, in each case as currently in effect, of Acquiror, (ii) conflict with or violate any Laws applicable to Acquiror or by or to which any of its properties or assets is bound or subject, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of Acquiror under, any material note, bond, mortgage, indenture, contract, agreement, arrangement, commitment, lease, li- cense, permit, franchise or other instrument or obligation to which Acquiror is a party or by or to which Acquiror or any of its properties or assets is bound or subject, except where the conflict, violation, breach, default, termination, amendment, acceleration, cancellation, requirement or creation would not prevent or delay Acquiror's ability to consummate the transactions contemplated hereby.

     (b) The execution and delivery of this Agreement by Acquiror do not, and the performance by Acquiror of this Agreement and the consummation of the transac- tions contemplated hereby, will not, require Acquiror to obtain any Consents from any Governmental Authority, or any third party, except for (i) applicable requirements, if any, of the HSR Act or the Competition Laws, (ii) required filings under the Exchange Act, (iii) the filing and approval of a listing application with the NYSE relating to the shares of Acquiror Common Stock constituting the Common Stock Consideration and (vi) the giving of notice to Acquiror's lenders under Acquiror's existing credit facility.

     Section 7.6 Acquisition of Shares for Investment. Acquiror is not acquiring the Company Shares or the Affiliate Shares with any present intention of distributing or selling such shares in violation of federal, state or other securities laws. Acquiror agrees that it will not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of the Company Shares or the Affiliate Shares in violation of any federal, state or other securities laws.

                                  ARTICLE VIII

                                    COVENANTS

            Section 8.1  Access to Information; Confidentiality.

     (a) Prior to the execution of this Agreement, Acquiror, its accountants, counsel and advisers have reviewed and investigated financial, tax and operating data and other information with respect to the Company and the Affiliated Entities, and their offices, facilities, assets, properties, employees, books and records, for the purpose of confirming the accuracy of the representations and warranties of Seller and the Company contained in this Agreement. Neither that review and investigation by Acquiror, nor any review and investi- gation made hereafter pursuant to Section 8.1(c), shall affect any representation or warranty made by Seller or the Company hereunder.

     (b) Notwithstanding any other information or documents made available to Acquiror, its accountants, counsel or advisers, Seller and the Company shall not be deemed to have made to Acquiror any representation or warranty other than those expressly made in Article VI; and neither Seller nor the Company shall be deemed to have made any representation or warranty to Acquiror with respect to any projections, estimates or budgets delivered to or made available to Acquiror relating to future revenues, future expenses, future results of operations, future developer affiliations or future Members, or, except as set forth in
Article VI, any other forward-looking data.

     (c) During the period from the date of this Agreement through the Closing Date, Seller and the Company shall permit, and shall cause the Affiliated Entities to permit, Acquiror and its advisors, accountants, attorneys and representatives to have access, during regular business hours and upon reasonable notice, to the offices, facilities, assets, properties, employees, books and records of the Company and the Affiliated Entities, and shall furnish, or cause to be furnished, to Acquiror, such financial, tax and operating data and other information with respect to such entities and their respective offices, facilities, assets, properties, employees, businesses and operations as Acquiror shall from time to time reasonably request. Acquiror shall hold, and shall cause its Affiliates, advisors, accountants, attorneys and representatives to hold, any non-public information so provided to Acquiror by or on behalf of Seller or the Company in connection with the transactions contemplated by this Agreement in confidence in accordance with the provisions of the Confidentiality Agree- ment.

     Section 8.2 Conduct of Business. Except as expressly permitted by this Agreement or with the prior written consent of Acquiror, during the period from the date of this Agreement to the Closing Date, the Company shall, and the Company and Seller shall cause each Affiliated Entity to, conduct its business only in the ordinary course consistent with past practice and the Company shall use its reasonable best efforts, and Seller and the Company shall cause each Affiliated Entity to use its reasonable best efforts, to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its current relationships with resort and condominium owners and developers, timeshare subscribers and Members, licensors, licensees, customers, suppliers, employees and any others having business dealings with them. Without limiting the general- ity of the foregoing, and except as otherwise expressly set forth in Section 8.2 of the Seller Disclosure Schedule, during the period from the date of this Agreement through the Closing Date, the Company shall not, and Seller and the Company shall cause each of the Affiliated Entities not to, and for purposes of Section 8.2(a) hereof, Seller shall not, without the prior written consent of Acquiror:

     (a) except as set forth in Section 8.16, amend the certificate of incorporation or by-laws or comparable organizational documents of the Company or any Affiliated Entity;

     (b) issue, reissue, sell, deliver, transfer, repurchase, redeem, acquire or pledge or authorize or propose the issuance, reissuance, sale, delivery, transfer, repur- chase, redemption, acquisition or pledge of shares of capital stock of any class or series, or any securities convertible into capital stock of any class or series, or grant or enter into any rights, warrants, options, agreements or commitments with respect to the issuance of such capital stock or convertible securities or amend any terms of any such right, warrant, option, agreement or commitment;

     (c) declare, set aside or pay any dividend or other distribution (wheth- er in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock; except in the ordinary course of business among the Company and the Affiliated Entities pursuant to their normal cash management practices;

     (d) adjust, split, combine, subdivide or reclassify any shares of its capital stock, as the case may be, or any option, warrant or right relating thereto;

     (e) (i) sell, lease, transfer or otherwise dispose of any of its properties, assets or rights, other than (x) transfers of properties, assets or rights for fair value in the ordinary course of business consistent with past practice in an amount not to exceed $250,000 individually or $500,000 in the aggregate and (y) the transfer of the real property on which the Woodview Trace building is situated to Seller pursuant to Section 5.4 hereof; (ii) permit, allow or suffer any of its properties or assets to be subjected to any Lien, restriction or charge other than Permitted Liens, except for such Liens set forth in Section 6.14 or 6.15 of the Seller Disclosure Schedule; or (iii) acquire or lease any properties, assets or rights in an amount not to exceed $250,000 individually or $500,000 in the aggregate;

     (f) create, incur, assume or guarantee (i) any Indebtedness or (ii) any other liability or obligation, not in the ordinary course of business consistent with past practice;

     (g) pay, discharge or satisfy any claim, encumbrance, liability or obligation (whether absolute, accrued, contingent or otherwise, and whether due or to become due), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities and obligations that are actually due and payable and are reflected on the Balance Sheet or incurred in the ordinary course of business consistent with past practice since the date thereof;

     (h) change any of the accounting or tax principles, practices or methods used by the Company or any of the Affiliated Entities, fail to maintain the accounts, books and records of the Company or any of the Affiliated Entities in the usual, regular and ordinary manner on a basis consistently applied or cause or permit to terminate the status as an S Corporation of the Company or any Affiliated Entity that is listed on Section 6.20(a) of the Seller Disclosure Schedule as an S Corporation;

     (i) make any material change in its working capital practices from those in effect from the beginning of fiscal 1995 through the date of the Balance Sheet, including the payment of payables and the collection of receivables;

     (j) except as set forth on Section 8.2(j) of the Seller Disclosure Schedule, run any promotions not consistent with past practice, provide any special financial arrangements to developers or owners associations or make any change to past practice that reduce assets other than Cash and Equivalents or increase liabilities at Closing;

     (k) enter into, amend or supplement any employment, severance, termination or other agreement or employee benefit plan, including any of the Plans, or make any change in the compensation, severance or termination benefits payable or to become payable to any of its officers, directors, employees, agents or consultants (other than planned annual increases in the rates of compensation to employees who are not officers or directors or Affiliates of the Company or any of the Affiliated Entities in the ordinary course of business consistent with past practice, provided such increases are disclosed to Acquiror in advance);

     (l) enter into, adopt, amend or terminate any collective bargaining agreement;

     (m) make any payments (other than regular compensation payable to officers and employees of the Company or the Affiliated Entities in the ordinary course of business consistent with past practice), loans, advances or other distributions to, or enter into any transaction, agreement or arrangement with, any of its Affiliates, officers, directors, partners, employees, agents, consultants, stockholders or their Affiliates, associates or family members;

     (n)  acquire  by  merging  or  consolidating   with,  or  by  purchasing  a
substantial portion of the assets or securities of, or by any other manner, any corporation, partnership, joint venture or other entity;

     (o) make or authorize any capital expenditures or commitment for capital expenditures, except for (i) capital expenditures on items other than the BPR Project in the ordinary course of business consistent with past practice not in excess of $250,000 individually or $1,000,000 in the aggregate, and (ii) capital expenditures set forth on Schedule V hereto relating to the BPR Computer Project;

     (p) settle or compromise any Tax liability or agree to any adjustment of any Tax attribute or make any election with respect to its Taxes;

     (q) fail to duly and timely file any Tax Return with the appropriate Governmental Authorities required to be filed by it in a true, complete and correct form or to timely pay all Taxes shown to be due thereon;

     (r) (i) except in the ordinary course of business consistent with past practice and involving liabilities or obligations not in excess of $250,000 individually or $500,000 in the aggregate, enter into, or amend, terminate or waive any right under, any contract, any agreement or arrangement or (ii) take any action or fail to take any action that, with or without either notice or lapse of time or both, would constitute a default under any contract, agreement or arrangement;

     (s) fail to maintain or renew (at levels consistent with presently existing levels) any policy of insurance listed on Section 6.17 of the Seller Disclosure Schedule or terminate or amend or fail to perform any of its obligations or permit any default to exist or cause any material breach under, any such policy of insurance, or enter into

     (except for renewals in the ordinary course of business consistent with past practice), any policy of insurance;

     (t) dispose of or permit to lapse any rights to any Intellectual  Property;
or

     (u) enter into any agreement, commitment or transaction with respect to taking any of the foregoing actions or any action that would make any representation or warranty contained in this Agreement untrue or incorrect or which could reasonably be expected to prevent the satisfaction of any condition to Closing set forth in Article IX hereof or to otherwise prevent or delay the consummation of the transactions contemplated by this Agreement.

     Section 8.3 Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of Acquiror, Seller and the Company agrees to, and Seller and the Company agree to cause each of the Affiliated Entities to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effec- tive the transactions contemplated by this Agreement as promptly as practicable (including satisfaction, but not waiver, of the conditions to Closing set forth in Article IX hereof).

            Section 8.4  Consents.

     (a) Without limiting the generality of Section 8.3 hereof, each of the parties hereto shall use its reasonable best efforts to obtain all Consents of all third parties and Governmental Authorities necessary in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing, including, without limitation, all Consents required under all Subscription Agreements between Seller, on the one hand, and the Company or one of the Affiliated Entities, on the other hand. Notwith- standing the foregoing, neither Acquiror nor Seller shall have any obligation to pay any fee to any third party (which does not include filing or other fees payable to Governmental Authorities) for the purpose of obtaining any Consent or any costs and expenses of any third party resulting from the process of obtaining such Consents. Each of the parties hereto shall make or cause to be made all filings and submissions under laws and regulations applicable to it as may be required for the consummation of the transactions contemplated by this Agreement.

     (b) Each of the parties shall consult, coordinate and cooperate with other parties hereto in exchanging such information and assistance as any of the parties hereto may reasonably request in connection with the foregoing. Each party shall promptly provide any necessary information with respect to, and provide the other copies of, all filings made by such party with any Governmental Authority or any other information supplied by such party to a Governmental Authority in connection with this Agreement and the transac-
     tions contemplated by this Agreement. Each party hereto shall promptly inform the other of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement. If any party or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consul-tation with the other party, an appropriate response in compliance with such request. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Authority necessary to be obtained prior to Closing.

     (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require any party hereto to enter into any agreement with any Governmental Authority or to consent to any order, decree or judgment requiring such party to hold, separate or divest, or to restrict the dominion or control of such party or any of its Affiliates over, any of the assets, properties or businesses of such party or its Affiliates in existence on the date hereof.

     Section 8.5 Antitrust Notification. Each of the parties shall use its respective reasonable best efforts to obtain all authorizations or waivers required under the HSR Act and the Competition Laws to consummate the transactions contemplated hereby, including, without limitation, making all filings required in connection therewith.

     Section 8.6 No Solicitation. During the period from the date hereof until the earlier of the Closing Date or termination of this Agreement, each of Seller and the Compa- ny shall not, and shall cause the Affiliated Entities and each of their respective officers, directors, Affiliates, representatives, agents and employees not to, directly or indirectly, en- courage, solicit, participate in or initiate discussions or negotiations with, or furnish or cause to be furnished any information concerning the business, properties or assets of the Company or the Affiliated Entities to, any person or group of persons (other than Acquiror or its direc- tors, officers, employees, agents or representatives) concerning any merger, business combination, joint venture, sale of material assets, sale of shares of stock or other equity securities or any similar transaction or proposal therefor involving the Company, any of the Affiliated Entities or the Timeshare Exchange Business. Seller and the Company shall imme- diately notify Acquiror of any such discussion, negotiation or request for information with respect to any of the foregoing proposed transactions, shall provide Acquiror with a true, correct and complete copy of any written request or other proposal, and all related docu- ments, and shall keep Acquiror fully informed of the status and details of any such request or other proposal. Each of Seller and Acquiror represents and warrants that no such discussions are ongoing.

     Section 8.7 Further Assurances. From and after the Closing Date, Seller and the Company shall take all such action as may be necessary or appropriate in order to carry out the purposes of this Agreement or to vest the Company with full title to all property and rights of the Company and the Affiliated Entities.

     Section 8.8 Notification of Certain Matters. Seller and the Company shall give prompt notice to Acquiror and Acquiror shall give prompt notice to Seller and the Company of the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be reasonably likely to cause (i) any representation or warranty of Seller, the Company or Acquiror, as the case may be, contained in this Agree- ment to be untrue or inaccurate in any material respect at or prior to the Closing or (ii) Seller, the Company or Acquiror, as the case may be, to fail to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 8.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            Section 8.9  Certain Tax Matters

     (a) S Corporation Status. Seller, the Company and the Affiliated Entities shall maintain the status of the Company and each Affiliated Entity that is listed on Section 6.20(a) of the Seller Disclosure Schedule as an S corporation as an S corporation for federal income Tax purposes through the Closing Date.

     (b) Section 338(h)(10) Elections.

     (i) With respect to the Company and each Affiliated Entity that is an S Corporation for federal and state income tax purposes, each of Seller and Acquiror shall jointly make the election provided for by Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Treasury Regulations and any
comparable election under state or local tax law (collectively, the "Elections"). As soon as practicable after the Closing, with respect to each Election, Seller and Acquiror shall mutually prepare a Form 8023-A, with all attach- ments, and Seller shall sign such Form 8023-A. Also, Acquiror and Seller shall cooperate with each other to take all actions necessary and appropriate (including filing such additional forms, returns, elections, schedules and other documents as may be required to effect and preserve timely Elections in accordance with the provisions of Section 1.338(h)(10)-1 of the Treasury Regulations (or any comparable provisions of state or local tax law) or any suc-cessor provisions).

     (ii) Acquiror  shall not make or permit to be made an election  pursuant to
Section 338(g) of the Code with respect to the stock of RCI Europe, any of its subsidiaries or any other Affiliated Entity which was a "controlled foreign corporation" within the meaning of Section 957 of the Code prior to the Closing Date.

     (c) Preparation and Filing of Tax Returns; Payment of Taxes.

     (i) Seller, the Company and the Affiliated Entities shall prepare and file or cause to be prepared and filed (at Seller's cost and expense and, to the extent permissible under applicable Law, in a manner consistent with past practice) on a timely basis all U.S. federal and state income Tax Returns of the Company and each of the Affiliat- ed Entities that is an S Corporation or a partnership for income tax purposes for all Pre-Clos- ing Periods ("Seller Tax Returns"); provided, however, that Seller shall cooperate with Acquiror with respect to reporting any items giving rise to Acquiror Taxes (as defined in subparagraph (e)(iii)(C) of this Section 8.9) on such Seller Tax Returns and, provided further, that no later than ten days before the due date (including extensions) of any Seller Tax Return, Seller shall provide or cause to be provided to Acquiror, for Acquiror's review, a copy of such Seller Tax Return. If any such Seller Tax Return includes an item which could give rise to a liability for Acquiror Taxes or any other Taxes for which Acquiror is or could be liable pursuant to this Agreement, Seller shall not file any such Seller Tax Return without the prior written approval of Acquiror with respect to such item, which approval shall not unreasonably be withheld. If Acquiror does not approve any such Seller Tax Return, the manner of reporting any disputed item shall be resolved by an independent accounting firm mutually chosen by Seller and Acquiror, and the Seller Tax Returns shall be filed or, if necessary, amended, in accordance with the decision of such independent accounting firm. Seller shall pay all Taxes due and payable as a result of the income on the Seller Tax Returns; provided, however, that Acquiror shall deliver to Seller the funds necessary for Seller to pay any Acquiror Taxes no later than the later of five days after Seller delivers to Acquiror copies of Tax Returns showing the amount of Acquiror Taxes owed or five days before such payments are due.

     (ii) Acquiror shall cause the Company and each of the Affiliated Entities to prepare and file on a timely basis all Tax Returns of the Company and each Affiliated Entity other than those Tax Returns provided for in Section 8.9(c)(i) hereof. Subject to Section 8.9(e) hereof, Acquiror shall pay or cause the Company and each of the Affiliated Entities to pay all Taxes shown to be due and payable thereon.

     (iii) Seller and Acquiror shall cooperate, and shall cause their respective officers, employees, agents, auditors and representatives to cooperate, in preparing and filing the Tax Returns of the Company and each of the Affiliated Entities, including maintaining and making available to each other all records necessary in connection with Taxes payable with respect to such Tax Returns. Seller shall have the right to review all Tax Returns prepared by Acquiror with respect to Pre-Closing Periods and Straddle Periods, and Acquiror shall not file such Tax Returns without the prior written consent of Seller, which consent shall not unreasonably be withheld.

     (d) Transfer and Similar Taxes. Notwithstanding any other provision of this Agreement to the contrary, Seller shall assume and promptly pay all sales, use, privi- lege, transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees

     (including any penalties, interest and additions to such fees) imposed upon any party incurred in connection with any of the transactions contemplated by this Agreement (collectively, the "Transfer Taxes"), and Seller shall procure any stock transfer stamps required by, and accu- rately file all necessary Tax Returns and other documentation with respect to, any Transfer Tax. Acquiror shall reimburse Seller for fifty percent (50%) of the amount of the Transfer Taxes.

                  (e)  Tax Indemnification.

     (i) To the extent that any of the following Damages exceed $1,000,000 plus the amount of any unused Indemnity Credit (the "Tax Basket"), Seller shall indemnify, defend and hold harmless the Acquiror Group from and against any and all Damages asserted against, resulting to, imposed on or suffered by the Acquiror Group, or any member of the Acquiror Group, directly or indirectly, by reason of or resulting from (A) except as provided in subparagraph (iii)(C) below, any and all Taxes other than U.K. Taxes imposed upon any of the Company or the Affiliated Entities (x) with respect to any taxable period ending on or before the Closing Date (such Taxes (excluding Acquiror Taxes and UK Taxes) are hereinafter referred to as "Pre-Closing Taxes" and such periods as "Pre-Closing Periods") and (y) with respect to any taxable period beginning before the Closing Date and ending after the Closing Date (such Taxes are hereinafter referred to as "Straddle Taxes" and such periods as "Straddle Periods") but only with respect to the portion of such Straddle Period ending on the close of the Closing Date and in the manner provided in Section 8.9(e)(iv) hereof; (B) the breach of any representation made pursuant to Section 6.20 hereof; and (C) any and all Taxes imposed upon the Company or any Affiliated Entity pursuant to Treasury Regulation 1.1502-6 or comparable provision under state or local law. For purposes of the foregoing, if a Tax imposed upon an Affiliated Entity for a Pre-Closing Period or for the pre-closing portion of any Straddle Period results in a Tax Benefit for another Affiliated Entity for a Pre-Closing Period or for the pre-closing portion of any Straddle Period, any obligation of Seller to indemnify the Acquiror Group pursuant to this Section 8.9 shall be reduced by the amount of such Tax Benefit to the extent that such Tax Benefit is Actually Realized.

     (ii) Without limiting the generality of Section 8.9(e)(i) above, Seller shall indemnify, defend, and hold harmless the Acquiror Group from and against any and all Damages asserted against, resulting to, imposed on, suffered by the Acquiror Group, or any one of them, directly or indirectly, by reason of or resulting from (A) the failure of any of the Company or any of the Affiliated Entities referred to in Section 6.20(a) hereof to be S corporations or the termination of the status of the Company or any of the Affiliated Entities referred to in Section 6.20(a) hereof as S corporations, (B) except for Acquiror Taxes, the imposition of any Taxes on the Company for any taxable period in which the Company's election of subchapter S status was in effect (including, but not limited to, those taxes described in Section 1375 of the Code), or (C) the imposition of any Taxes on the Company or any of the Affiliated Entities as a result of the Election other than Acquiror Taxes.

     (iii) Acquiror shall indemnify, defend and hold harmless the Seller Group from and against any and all Damages, asserted against, resulting to, imposed on or suffered by the Seller Group, or any one of them, directly or indirectly, by reason of or resulting from any and all Taxes imposed upon the Company or any of the Affiliated Entities with respect to (A) any taxable period beginning after the Closing Date (such Taxes are hereinafter referred to as "Post-Closing Taxes" and such periods as "Post-Closing Peri- ods"), (B) any Straddle Taxes for any Straddle Period, but only with respect to the portion of such Straddle Period beginning the day after the Closing Date and in the manner provided for in
Section 8.9(e)(iv) and (C) federal, state and local income Taxes incurred by the Company under Section 1374(a) of the Code and attributable to assets held by the Company for the first taxable year for which an S election was in effect for the Company and which are held by the Company at the Closing ("Acquiror Taxes").

     (iv) For purposes of determining the amount of Taxes for or which relate to a Straddle Period, the Closing Date shall be treated as the last day of a tax-able period, and the portion of any such Tax that is allocable to the taxable period that is so deemed to end on and include the Closing Date: (A) in the case of Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale, transfer, assignment or distribution of property (real or personal, tangible or intangible), shall be deemed equal to the amount which would be payable if the period for which such Tax is assessed ended on and included the Closing Date, determined, to the extent permissi- ble under applicable laws, in a manner which is consistent with Seller's accounting practices and business operations as in effect prior to the Closing Date, and
(B) in the cases of Taxes other than Taxes described in clause (A) hereof, shall be computed on a per diem basis determined, to the extent permissible under applicable laws, in a manner which is consistent with Seller's accounting practices and business operations as in effect prior to the Closing Date.

     (v) If a notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination, suit, dispute or other claim (a "Tax Claim") shall be deliv-ered, sent, commenced, or initiated to or against the Company or any of the Affiliated Entities by any taxing authority with respect to Taxes for which one party to this Agreement is entitled to indemnification from another party, the Company or Affiliated Entity shall promptly notify Seller in writing of the Tax Claim. If a Tax Claim with respect to Taxes for which one party to this Agreement is entitled to indemnification from another party shall be delivered, sent, commenced or initiated to or against Seller by any taxing authority, Seller shall promptly notify Acquiror in writing of such Tax Claim.

     (vi) Seller may, upon timely notice to Acquiror, assume and control the defense of a Tax Claim involving only Pre-Closing Taxes at Seller's own cost and expense and with Seller's own counsel and Acquiror and its Affiliates agree to cooperate with Seller in pursuing such contest. If Seller elects to assume the defense of any such Tax Claim, notwithstanding anything to the contrary contained herein, (A) Seller shall consult with Acquiror and shall not enter into any settlement with respect to any such Tax Claim without Acquiror's prior written consent if the effect of such settlement would be to increase the liability for Taxes of the Company or any of the Affiliated Entities for any Post-Closing Period, which consent shall not unreasonably be withheld; (B) Seller shall keep Acquiror in- formed of all material developments and events relating to such Tax Claim; and (C) at its own cost and expense, Acquiror shall have the right to participate in (but not to control) the defense of such Tax Claim.

     (vii) In connection with the contest of any Tax Claim that re- lates to (A) any Post-Closing Period, (B) any Straddle Period, (C) any Acquiror Taxes and (D) any Tax Claim that Seller has the ability to control but does not timely elect to control pursuant to Section 8.9(e)(vi), such contest shall be controlled by Acquiror, and Seller agrees to cooperate with Acquiror and its Affiliates in pursuing such contest. In connection with any such contest that relates to (B),
(C) or (D) above, Acquiror shall keep Seller informed of all material developments and events relating to such Tax Claim and Seller, at Seller's own cost and expense, shall have the right to participate in (but not control) the defense of such Tax claim. Acquiror shall not enter into any settlement with respect to any such Tax Claim without Seller's prior written consent if the effect of such settlement would be to increase the liability for Taxes of the Company or any of the Affiliated Entities for which Seller would be liable or responsible pursuant to any provision of this Section 8.9, which consent shall not unreasonably be withheld. Nothing contained herein shall be construed as limiting Acquiror's right to indemnification under this Section 8.9.

     (viii) In the event that (A) after the Closing Date, there is an increase in the earnings and profits for the 1996 taxable year of any Affiliated Entity which was a "controlled foreign corporation" within the meaning of Section 957 of the Code on or prior to the Closing Date, (B) such increase in earnings and profits is allocated to Seller, (C) such allocation results in a portion of the payments received by Seller pursuant to this Agreement being recharacterized as ordinary income (as opposed to capital gain), and (D) such increase in earnings and profits results from a change made by Acquiror in the accounting practices or business operations of the Affiliated Entity before January 1, 1997, or any other extraordinary transaction outside the ordinary course of business before January 1, 1997, or from any purchase of preferred shares in the Acquiror Group or any sale of UK Securities, then Acquiror shall reimburse Seller for the incremental tax costs to Seller arising from such recharacterization.

                  (f)   Timing Adjustment.

     (i) If an amendment, audit or other examination of any income Tax Return of Seller or any Affiliated Entity (A) results in an adjustment that leads to the payment of an amount by Seller pursuant to this Section 8.9 and (B) will permit the Acquiror Group to increase deductions, losses or tax credits or decrease income, gains, or recapture of tax credits which would otherwise (but for such adjustment) have been taken or reported with respect to the Acquiror Group for one or more taxable periods beginning on or after the Closing Date, Seller will notify Acquiror and provide it with adequate information so that it can reflect on the income Tax Returns of the Acquiror Group such increases in deductions, losses or tax credits or decreases in income, gains, or recapture of tax credits. With respect to such increases or decreases on income Tax Returns, Acquiror shall and shall cause the Acquiror Group to, pay Seller the amount of any Tax Benefit which results therefrom, within ten days of the date such Tax Benefit is Actually Realized. Principles similar to those set forth in this subsection (f)(i) shall also apply to adjustments resulting from examinations of income Tax Returns of the Acquiror Group that make available Tax Benefits to the Seller or the Affiliated Entities for Pre-Closing Periods and the pre-closing portion of any Straddle Period.

     (ii) For purposes of this Agreement, the term "Tax Benefit" means the net amount by which the tax liability of a person to the appropriate taxing authority is reduced, plus any interest (on an after-tax basis) from such government or jurisdiction relating to such tax liability. For purposes of this Agreement, a Tax Benefit shall be deemed to have been Actually Realized at the time any refund of Taxes is received or applied against other Taxes due, or at the time of filing of a Tax Return on which a loss, deductions or credit is applied in reduction of Taxes which would otherwise be payable; provided, however, that, where a party has other losses, deductions, credits or similar items available to it, deductions, credits or items for which the other party would be entitled to a payment under this Agreement shall be treated as the last items utilized to produce a Tax Benefit.

     (g) Any Tax Claim shall be brought under this Section 8.9 and shall not be subject to the terms of Article X.

     (h) Acquiror may not alter, change, re-file or otherwise amend any Tax Returns of the Company or any Affiliated Entity with respect to a Pre-Closing or a Straddle Period without the prior written consent of Seller, which consent shall not unreason- ably be withheld.

            Section 8.10  Intercompany Obligations; Affiliate Agreements.

     (a) Except for the items set forth in Section 8.10(a) of the Seller Disclosure Schedule, immediately prior to the Closing, Seller shall and Seller and the Company shall cause all of Seller's Affiliates (other than the Company and the Affiliated Entities) to (i) repay in full any Indebtedness or other amounts owing to the Company or the Affiliated Entities and (ii) cancel without payment any Indebtedness or other amounts owing to Seller or such Persons from the Company or the Affiliated Entities.

     (b) Except for those agreements set forth in Section 8.10(b) of the Seller Disclosure Schedule, prior to the Closing, Seller and the Company shall cause all agreements between Seller or Seller's Affiliates (other than the Company and the Affiliated Entities), on the one hand, and the Company or any of the Affiliated Entities, on the other hand (the "Affiliate Agreements"), to be terminated in all respects such that there is no liability thereunder on the part of the Company or any Affiliated Entity. Seller and the Company shall cause Seller's appropriate Affiliates to effectuate the foregoing without, and Seller shall indemnify Acquiror and its Affiliates (including the Company and the Affiliated Entities), from, any cost or expense to the Company or any Affiliated Entity or to Acquiror.

     Section 8.11 Supplements to Disclosure Schedule. Seller and the Company shall promptly supplement or amend the Seller Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or otherwise disclosed in the Seller Disclosure Schedule (the "Updated Information"). No such supplement or amendment of the Seller Disclosure Schedule to include the Updated Information shall (i) affect the ability of Acquiror to rely on the conditions to Closing set forth in Article IX hereof, or (ii) be deemed to have been set forth or otherwise disclosed as of the date of this Agreement unless Acquiror specifically agrees thereto in writing. In the event Acquiror elects to proceed with the Closing after delivery to Acquiror of the supplemented or amended Seller Disclosure Schedule, Acquiror may not bring any Claim for indemnification under Section 10.1(a) hereof based on the Updated Information.

     Section 8.12 Resignations. At or prior to the Closing Date, each officer and director of the Company and any Affiliated Entity designated in writing by Acquiror at least five (5) days prior to Closing shall execute and deliver to Acquiror a letter of resignation (effective on or prior to the Closing Date) from his or her position as a director and/or officer (but not terminating employment).

            Section 8.13  Non-Competition.

     (a) Seller agrees that for a period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, Seller and Seller's Affiliates shall not (i) engage anywhere in the world, in the timeshare exchange or subscription business or in marketing any products or services that compete with the Timeshare Exchange Business as conducted or as proposed to be conducted by the Company, or (ii) directly or indirectly invest in, manage, operate, join or control as a partner, stockholder, consultant or otherwise, any Person that engages in the timeshare exchange or subscription business or markets any products or services that compete with the Timeshare Exchange Business as conducted by the Company; provided, however, that it shall not be deemed to be a violation of this Section 8.13 for (i) Seller to provide services to the Company or any of the Affiliated Entities after the Closing, (ii) Seller or any of Seller's Affiliates to invest in securities having less than three percent (3%) of the outstanding economic interest or voting power of any Person, the securities of which are publicly traded or listed on any securities exchange or automated quotation system, or (iii) Seller to hold Long-Term Securities of developers which provide limited exchange privileges as to such developers' own properties.

     (b) Seller and Acquiror acknowledge that this Section 8.13 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement. Each of Seller and Acquiror has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 8.13 are reasonable and proper. It is the desire and intent of the parties that the provisions of this Section 8.13 shall be enforced to the fullest extent permissible under applicable Law. If all or part of this Section 8.13 is held invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. If any part of this Section 8.13 is finally determined in a proceeding by a Governmental Authority to be excessively broad as to duration, scope, activity or subject, such part will be construed by limiting and reducing it so as to be en-forceable to the maximum extent compatible with applicable Law.

     Section 8.14 Access to Books and Records Following the Closing. Following the Closing, Acquiror shall permit Seller and her authorized representatives, during normal business hours and upon reasonable notice, to have reasonable access to, and examine and make copies of, all books and records which relate to transactions or events occurring prior to the Closing or transactions or events occurring subsequent to the Closing which are related to or arise out of transactions or events occurring prior to the Closing.

     Section 8.15 Nominee Shareholders. Prior to the Closing, Seller shall cause each of the Affiliated Entities whose capital stock is owned in part by a Nominee Shareholder to enter into an agreement with each Nominee Shareholder, in form and substance reasonably satisfactory to Acquiror, providing for (i) the transfer of the shares held by such Nominee Shareholder to Acquiror (or a designee of Acquiror) when and as Acquiror deems such transfer to be necessary or appropriate and (ii) the ability of such Affiliated Entity to engage in Acquiror's normal cash management practices.

     Section 8.16 Amendments to Organizational Documents. Prior to the Closing, Seller shall cause the Company and each Affiliated Entity to amend as necessary its articles of incorporation, by-laws or other similar organizational documents to eliminate any requirements that (i) Seller serve the Company or such Affiliated Entity in any capacity, (ii) Seller be a signatory to any contracts of the Company or any Affiliated Entity, (iii) are inconsistent with the terms of this Agreement and (iv) are similar in nature.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

     Section 9.1 Mutual Conditions to the Obligations of the Parties. The respec- tive obligations of each party hereto to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

     (a)  No  Injunctions.   No  temporary  restraining  order,  preliminary  or
permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted, promulgated or enforced by any Governmental Authority which makes the consum- mation of the transactions contemplated hereby illegal; provided, that the parties shall use their reasonable best efforts to have any temporary or preliminary order or injunction lifted.

     (b) Registration Rights Agreement. The Registration Rights Agree- ment shall have been duly executed and delivered by each of Acquiror and Seller.

     (c) NYSE Listing. The shares of Acquiror Common Stock to be issued to Seller as the Common Stock Consideration shall have been approved for listing on the NYSE (subject to official notice of issuance).

     (d) Seller Lease. The Seller Lease shall have been duly executed and delivered by each of the Company and Seller.

     Section 9.2 Conditions to the Obligations of Acquiror. The obligation of Acquiror to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions (unless waived, to the extent permitted by applicable Law, by Acquiror):

     (a) Representations and Warranties. The representations and warran- ties of Seller and the Company contained herein which are qualified as to materiality shall be true, correct and complete in all respects, and such representations and warranties as are not so qualified shall be true, correct and complete in all material respects, as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of such date.

     (b) Performance. Seller and the Company shall have performed and complied with, in all material respects, all agreements, conditions, covenants and obligations required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

     (c) No Material Adverse Effect. From the date of this Agreement to the Closing Date, there shall not have occurred any condition, event or circumstance, change or effect that, individually or in the aggregate, has resulted or would reasonably be expected to result in a Material Adverse Effect on the Company or any of the Affiliated Entities considered as a whole.

     (d) Officer's Certificate. Seller and the Company shall have delivered to Acquiror a certificate, dated as of the Closing Date, executed by Seller and a duly autho- rized officer of the Company, certifying the satisfaction of the conditions set forth in subparagraphs (a), (b) and (c) of this Section 9.2.

     (e) Opinion of Counsel. Seller and the Company shall have delivered to Acquiror an opinion or opinions of legal counsel to the Company and the Affiliated Entities, addressed to Acquiror and dated as of the Closing Date, in substantially the form of Exhibit C attached hereto.


     (f) Consents. All Consents of any Governmental Authority or third party required to be obtained, declarations or filings required to be made, and all waiting periods or terminations required to have occurred prior to the Closing shall have been obtained, made or occurred (including under the HSR Act and the Competition Laws), other than those Consents the failure of which to have obtained, made or occurred by the Closing Date would not, individually or in the aggregate, subject Acquiror, the Company or any of the Affiliated Entities after the Closing to (i) criminal liability, (ii) significant financial penalty for which Seller is unwilling to provide an indemnity, or (iii) other material adverse consequences as a result of consummating the transactions contemplated hereby without such Consents, including, without limitation, the inability of Acquiror, the Company or the Affiliated Entities to conduct the business of the Company and the Affiliated Entities after the Closing in substantially the same manner and in all material respects as conducted prior to the Closing.

     (g) Seller and the Company shall have each delivered an affidavit in the form required by Section 1.1445 of the Treasury Regulations that Seller and the Compa- ny are not foreign Persons within the meaning of such Section; provided, however, that if Seller and/or the Company fail to produce such certificate, the transactions contemplated by this Agreement shall close and Acquiror shall withhold the appropriate amount of the consideration to be paid hereunder.

     Section 9.3 Conditions to the Obligations of Seller and the Company. The obligation of Seller and the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions (unless waived, to the extent permitted by applicable Law, by Seller and the Company):

     (a) Representations and Warranties. The representations and warran- ties of Acquiror contained herein which are qualified as to materiality shall be true, correct and complete in all respects, and such representations and warranties as are not so qualified shall be true, correct and complete in all material respects, as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of such date.

     (b) Performance. Acquiror shall have performed and complied with, in all material respects, all agreements, conditions, covenants and obligations required by this Agreement to be performed or complied with by Acquiror on or prior to the Closing Date.

     (c) Officer's Certificate. Acquiror shall have delivered to Seller and the Company a certificate, dated as of the Closing Date, executed by a duly authorized officer of Acquiror, certifying to the satisfaction of the conditions set forth in subsections 9.3(a) and (b) hereof.

     (d) Opinion of Counsel. Acquiror shall have delivered to Seller and the Company an opinion of legal counsel to Acquiror, addressed to Seller and the Company and dated as of the Closing Date, in substantially the form of Exhibit D hereto.

     (e) Consents. All Consents of any Governmental Authority or third party required to be obtained, declarations or filings required to be made, and all waiting periods or terminations required to have occurred prior to the Closing shall have been obtained, made or occurred, (including under the HSR Act and the Competition Laws) other than those Consents the failure of which to have obtained, made or occurred by the Closing Date would not, individually or in the aggregate, subject Seller after the Closing to (i) criminal liability or (ii) significant financial penalty for which Acquiror is unwilling to provide an indemnity.


                                    ARTICLE X

                      INDEMNIFICATION OBLIGATIONS; SURVIVAL

     Section 10.1 The Seller's Agreement to Indemnify. Subject to the terms and conditions of this Article X and in addition to the obligations of Seller under
Section 8.9 hereof with respect to Tax Claims, from and after the Closing, Seller shall indemnify, defend and hold harmless Acquiror, the Company, each Affiliated Entity and each of their respective successors and permitted assigns, directors, officers, employees, representatives, agents, Affiliates and associates (collectively, the "Acquiror Group") from and against any and all losses, liabilities, expenses (including reasonable attorneys' fees), claims and damages (collectively, "Damages") asserted against, resulting to, imposed upon or suffered by the Acquiror Group, or any one of them, arising out of or related to (a) any breach of any reprsentation or warranty of Seller or the Company contained in or made pursuant to this Agree- ment and (b) any breach of any covenant or agreement of Seller or the Company contained in or made pursuant to this Agreement (collectively, "Seller Claims"). For purposes of this Article X only, as to any representation or warranty that is qualified as to materiality (including as to any Material Adverse Effect), notwithstanding such qualification, such representation or warranty shall be deemed breached in the event that the Damages for such breach equal or exceed $400,000. This Section
10.1 shall not apply to any breach of the representations and warranties contained in Section 6.20 hereof, which will be subject to Section 8.9 hereof.

            Section 10.2  Seller's Limitation of Liability.

     (a) Anything in this Agreement to the contrary notwithstanding, the liability of Seller to indemnify the Acquiror Group pursuant to Section 10.1(a) hereof against

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

     any Damages sustained by reason of any Seller Claim thereunder for a breach of any representation or warranty of Seller or the Company shall be limited to Seller Claims as to which any member of the Acquiror Group has given Seller written notice on or prior to March 31, 1998, whether or not any Damages have then actually been sustained; provided, however, that, notwithstanding the foregoing, the liability of Seller to indemnify the Acquiror Group against any Damages sustained by reason of any Seller Claim for a breach of any of the representations and warranties set forth in Sections 6.4, 6.14 and 6.15 hereof shall not be so limited.

     (b) Other than with respect to the representations and warranties set forth in Sections 6.4, 6.14 and 6.15 hereof, (i) the amount of any single Seller Claim under Section 10.1(a) hereof for which Seller is liable for a breach of any representation or warranty of Seller or the Company shall be reduced by a $100,000 deductible (as to each single Seller Claim, a "Deductible"), (ii) the provisions in Section 10.1(a) hereof for indem- nity by Seller of the Acquiror Group against Damages sustained by reason of any Seller Claim thereunder for a breach of any representation or warranty of Seller or the Company shall be effective only after the aggregate amount of all such Seller Claims for which Seller is liable (after giving effect to all Deductibles) exceeds $5,000,000 plus the amount of any unused Indemnity Credit, and then only to the extent of such excess, and (ii) in no event shall Seller's indemnity obligations with respect to breach of any representations or warranties of Seller or the Company exceed the Aggregate Purchase Price.

     Section 10.3 Acquiror's Agreement to Indemnify. Subject to the terms and conditions of this Article X, from and after the Closing, Acquiror shall indemnify, defend and hold harmless Seller and her heirs, legatees, beneficiaries and permitted assigns (collec- tively, the "Seller Group"), from and against all Damages asserted against, resulting to, imposed upon or suffered by the Seller Group, or any one of them, arising out of or related to: (a) any breach of any representation or warranty of Acquiror contained in or made pursuant to this Agreement (which, for purposes of this Article X, shall be determined without regard to any materiality threshold or qualification contained in any such representa- tion or warranty) and (b) any breach of any covenant or agreement of Acquiror contained in or made pursuant to this Agreement ("Acquiror Claims" and, collectively with Seller Claims, "Claims").

            Section 10.4  Acquiror's Limitation of Liability.

     (a) Anything in this Agreement to the contrary notwithstanding, the liability of Acquiror to indemnify the Seller Group pursuant to Section 10.3(a) hereof against any Damages sustained by reason of any Acquiror Claim thereunder for a breach of any representation and warranty of Acquiror shall be limited to Acquiror Claims as to which any member of the Seller Group has given Acquiror written notice on or prior to March 31, 1998, whether or not any Damages have then actually been sustained; provided, however, that notwithstanding the foregoing, the liability of Acquiror to indemnify the Seller Group against any

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     Damages  sustained by reason of any  Acquiror  Claim for a breach of any of the representations and warranties set forth in Section 7.4(b) hereof shall not be so limited.

     (b) Other than with respect to the representations and warranties set forth in Section 7.4(b) hereof, (i) the provisions in Section 10.3(a) hereof for indemnity by Acquiror of the Seller Group against Damages sustained by reason of any Acquiror Claim thereunder for a breach of any representation or warranty of Acquiror shall be effective only after the aggregate amount of all such Acquiror Claims for which Seller is liable exceeds $5,000,000, and then only to the extent of such excess, and (ii) in no event shall Acquiror's indemnity obligations with respect to breach of any representation or warranty of Acquiror exceed the Aggregate Purchase Price.

     Section 10.5 Conditions of Indemnification. The obligations and liabilities of the Seller Group and Acquiror Group with respect to Claims made by third parties shall be subject to the following terms and conditions:

     (a) The indemnified party shall give the indemnifying party prompt notice of any such Claim, and the indemnifying party shall have the right to undertake the defense thereof by representatives chosen by it;

     (b) If the indemnifying party undertakes the defense of any such Claim, the indemnified party shall, to the best of its ability, assist the indemnifying party, at the expense of the indemnifying party, in the defense of such Claim, and shall promptly send to the indemnifying party, at the expense of the indemnifying party, copies of any documents received by the indemnified party which relate to such Claim;

     (c) If the indemnifying party, within a reasonable time after notice of any such Claim, fails to defend the indemnified party against which such Claim has been asserted, the indemnified party shall (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof; and

     (d) Anything in this Article X to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right, at its own cost and expense, to defend, compromise or settle such Claim; and (ii) the indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability with respect to such Claim.



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

     Section 10.6 Survival of Representations. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall survive the Closing solely for purposes of this Article X and shall terminate upon expiration of the period for which indemnification for breach of such representation and warranty may be sought under this Article X; provided, however, that (i) representations and warranties under Section 6.20 hereof shall terminate sixty days after the related statute of limitations (giving effect to any extensions thereto) has expired with respect to the relevant Tax; (ii) representations and warranties under Sections 6.4, 6.15 and 7.4(b) hereof shall survive until sixty days after any applicable statute of limitations (or indefinitely, if no statute of limitations is applicable).

     Section 10.7 Exclusive Remedy. Except as set forth in Section 12.13 hereof, the indemnities provided in this Article X shall be the exclusive remedy for breach of this Agreement by any party hereto.

                                   ARTICLE XI

                                   TERMINATION

     Section 11.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                  (a)  by mutual written agreement of Acquiror and Seller;

     (b) at any time after January 10, 1997 by either Acquiror or Seller, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to such date (unless the failure to consummate the Closing by such date shall be due to or have resulted from (i) failure to receive any regulatory or third-party consent or approval for which a request is pending; or (ii) any breach of the representations or warranties made by, or the failure to perform or comply with any of the agreements or covenants hereof to be performed or complied with prior to the Closing by, the party seeking to terminate this Agreement); or

     (c) by either Acquiror or Seller by written notice of such termination to the other party if any event, fact or condition shall occur or exist that makes it impossible to satisfy a condition to such party's obligations to consummate the transactions contemplated by this Agreement, unless the occurrence or existence of such event, fact or condition shall be due to the failure of such party to perform or comply with any of the agreements or covenants hereof to be performed or complied with by such party prior to the Closing.

     Section 11.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 11.1 hereof, this Agreement shall thereafter become void and have no effect and the transactions contemplated hereby shall be abandoned, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in


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

     this Section 11.2 and in Sections 12.1, 12.6, 12.7 and 12.8 hereof, and except that nothing herein will relieve any party from liability for a breach of any provision of this Agreement or limit or restrict the rights or remedies of any party hereto against the other party for any breach of this Agreement. If this Agreement is terminated pursuant to Section 11.1 hereof:

     (a) all confidential information received by the parties shall be treated in accordance with Section 8.1 hereof and the Confidentiality Agreements referred to in such Section; and

     (b) all filings, applications and other submissions made pursuant to Sections 8.3, 8.4 and 8.5 hereof shall, to the extent practicable, be withdrawn from the agency or other person to which made.

                                   ARTICLE XII

                                  MISCELLANEOUS

     Section 12.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

            To Seller:

                  Ms. Christel DeHaan
                  6330 Mayfield Lane
                  Zionsville, Indiana  46077
                  Telephone:  (317) 873-1781

                  With a copy to:

                  Ice Miller Donadio & Ryan
                  for express deliveries:
                  Suite 3400
                  One America Square
                  Indianapolis, Indiana  46208
                  for regular mail:
                  Box 82001
                  Indianapolis, Indiana  46282-0002
                  Telephone: (317) 236-2100
                  Facsimile:  (317) 236-2219
                  Attn:  Berkley W. Duck, III, Esq.

            To Acquiror:

                  HFS Incorporated
                  Six Sylvan Way
                  Parsippany, NJ  07054
                  Telephone:  (201) 359-5266
                  Facsimile:   (201) 359-5331
                  Attn:  James E. Buckman, Esq.

                  With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom
                  One Rodney Square
                  P.O. Box 636
                  Wilmington, Delaware  19899-0636
                  Telephone:  302-651-3000
                  Telecopy:  302-651-3001
                  Attn:  Patricia Moran Chuff, Esq.

     Section 12.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Acquiror, the Company and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 12.3 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Acquiror may without such consent assign its rights, duties and obligations hereunder, in whole or in part, to any direct or indirect wholly owned subsidiary of Acquiror designated by Acquiror in a writing delivered to Seller at or prior to the Closing; provided, however, that no assignment by Acquiror shall relieve Acquiror of any of its obligations hereunder.

     Section 12.4 Entire Agreement. This Agreement (including the Seller Disclo-sure Schedule and all Schedules and Exhibits hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidenti- ality Agreement which will remain in full force and effect for the term provided for therein.

     Section 12.5 Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an

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     Affiliate of such party, shall be deemed to have been performed,  satisfied or fulfilled by such party.

     Section 12.6 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Acquiror, Seller, the Company, the Affiliated Entities or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     Section 12.7 Expenses. Except as otherwise expressly provided in this Agree- ment, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contem- plated hereby shall be borne by the party incurring such expenses; provided, however, that all reasonably incurred costs and expenses of Seller's counsel and accountants may be borne by the Company up to a maximum amount of $1,000,000. All other costs and expenses of Seller (including those described in Section 12.8 hereof) shall be borne by Seller.

     Section 12.8 Brokers. The fees of any broker, finder or investment banker hired by Seller, the Company or any Affiliated Entity hereto shall be borne solely by the Seller. The fees of any broker, finder or investment banker hired by Acquiror or Acquisition shall be borne solely by Acquiror.

     Section 12.9 Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of New York, its rules of conflict of laws notwithstanding. Each of Seller, the Company and Acquiror hereby agrees and consents to be subject to the jurisdic- tion of the United States District Court for the District of New York and the jurisdiction of the courts of the State of New York in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 12.1.

     Section 12.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

     Section 12.11 Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 12.12 Further Assurances. From time to time after the Closing Date, at the request of the other party hereto and at the expense of the party so requesting, Seller, the Company and Acquiror shall execute and deliver to such requesting party such documents and take such other action and take such other action as such requesting party may reasonably request in order to consummate the transactions contemplated hereby.

     Section 12.13 Specific Performance. Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance.







                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                              HFS INCORPORATED



                              By:   /s/  Stephen P. Holmes
                                   Name: Stephen P. Holmes
                                   Title: Executive Vice President and
                                          Chief Financial Officer


                              SELLER



                                    /s/  Christel DeHaan
                                         Christel DeHaan


                              RESORT CONDOMINIUMS INTERNATIONAL, INC.



                              By:   /s/  Christel DeHaan
                                   Name: Christel DeHaan
                                   Title:  Chairman and Chief Executive Officer


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